EXHIBIT 10.1
------------

================================================================================

                           LOAN AND SECURITY AGREEMENT


                                  BY AND AMONG


                           PHONETEL TECHNOLOGIES, INC.

                                       AND

                          CHEROKEE COMMUNICATIONS, INC.

                                  AS BORROWER,


                                       AND


             THE FINANCIAL INSTITUTIONS THAT ARE SIGNATORIES HERETO

                                       AND

                          FOOTHILL CAPITAL CORPORATION

                                    AS AGENT



                          DATED AS OF NOVEMBER 17, 1999

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                                TABLE OF CONTENTS


1.       DEFINITIONS AND CONSTRUCTION.............................................................................2
         1.1      Definitions.....................................................................................2
         1.2      Accounting Terms...............................................................................18
         1.3      Code...........................................................................................18
         1.4      Construction...................................................................................18
         1.5      Schedules and Exhibits.........................................................................19

2.       LOAN AND TERMS OF PAYMENT...............................................................................19
         2.1      Revolver Advances..............................................................................19
         2.2      [Intentionally Omitted.].......................................................................19
         2.3      Borrowing Procedures and Settlements...........................................................19
         2.4      Payments.......................................................................................26
         2.5      Overadvances...................................................................................27
         2.6      Interest and Letter of Credit Fees:  Rates, Payments, and Calculations.........................28
         2.7      Collection of Accounts.........................................................................29
         2.8      Crediting Payments; Float Charge...............................................................30
         2.9      Designated Account.............................................................................30
         2.10     Maintenance of Loan Account; Statements of Obligations.........................................31
         2.11     Fees...........................................................................................31
         2.12     Letters of Credit..............................................................................33

3.       CONDITIONS; TERM OF AGREEMENT...........................................................................35
         3.1      Conditions Precedent to the Initial Extension of Credit........................................35
         3.2      Conditions Subsequent to the Initial Extension of Credit.......................................37
         3.3      Conditions Precedent to all Extensions of Credit...............................................37
         3.4      Term...........................................................................................38
         3.5      Effect of Termination..........................................................................38

4.       CREATION OF SECURITY INTEREST...........................................................................38
         4.1      Grant of Security Interest.....................................................................38
         4.2      Negotiable Collateral..........................................................................39
         4.3      Collection of Accounts, General Intangibles, and Negotiable Collateral.........................39
         4.4      Delivery of Additional Documentation Required..................................................39
         4.5      Power of Attorney..............................................................................39
         4.6      Right to Inspect...............................................................................40

5.       REPRESENTATIONS AND WARRANTIES..........................................................................40
         5.1      No Encumbrances................................................................................40
         5.2      Eligible Accounts..............................................................................40
         5.3      [intentionally omitted]........................................................................40

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
         5.4      Equipment......................................................................................41
         5.5      Location of Equipment..........................................................................41
         5.6      [intentionally omitted]........................................................................41
         5.7      Location of Chief Executive Office; FEIN.......................................................41
         5.8      Due Organization and Qualification; Subsidiaries...............................................41
         5.9      Due Authorization; No Conflict.................................................................41
         5.10     Litigation.....................................................................................42
         5.11     No Material Adverse Change.....................................................................42
         5.12     Fraudulent Transfer............................................................................42
         5.13     Employee Benefits..............................................................................43
         5.14     Environmental Condition........................................................................43
         5.15     Brokerage Fees.................................................................................43
         5.16     Year 2000 Compliance...........................................................................43
         5.17     Intellectual Property..........................................................................43
         5.18     Leases.........................................................................................43

6.       AFFIRMATIVE COVENANTS...................................................................................44
         6.1      Accounting System..............................................................................44
         6.2      Collateral Reporting...........................................................................44
         6.3      Financial Statements, Reports, Certificates....................................................44
         6.4      [intentionally omitted]........................................................................45
         6.5      Telephone Placement Agreements.................................................................46
         6.6      Title to Equipment.............................................................................46
         6.7      Maintenance of Equipment.......................................................................46
         6.8      Taxes..........................................................................................46
         6.9      Insurance......................................................................................46
         6.10     No Setoffs or Counterclaims....................................................................47
         6.11     Location of Equipment..........................................................................47
         6.12     Compliance with Laws...........................................................................47
         6.13     Employee Benefits..............................................................................47
         6.14     Leases.........................................................................................48
         6.15     Brokerage Commissions..........................................................................48
         6.16     [intentionally omitted]........................................................................48
         6.17     [intentionally omitted]........................................................................48
         6.18     Corporate Existence, etc.......................................................................48
         6.19     Disclosure Updates.............................................................................49

7.       NEGATIVE COVENANTS......................................................................................49
         7.1      Indebtedness...................................................................................49
         7.2      Liens..........................................................................................49
         7.3      Restrictions on Fundamental Changes............................................................50
         7.4      Disposal of Assets.............................................................................50
         7.5      Change Name....................................................................................50
         7.6      Guarantee......................................................................................50
         7.7      Nature of Business.............................................................................50

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
         7.8      Prepayments and Amendments.....................................................................50
         7.9      [intentionally omitted]........................................................................51
         7.10     [intentionally omitted]........................................................................51
         7.11     Distributions..................................................................................51
         7.12     Accounting Methods.............................................................................51
         7.13     Investments....................................................................................51
         7.14     Transactions with Affiliates...................................................................51
         7.15     Suspension.....................................................................................51
         7.16     Compensation...................................................................................51
         7.17     Use of Proceeds................................................................................51
         7.18     Change in Location of Chief Executive Office; Inventory and Equipment with Bailees.............52
         7.19     No Prohibited Transactions Under ERISA.........................................................52
         7.20     Financial Covenants............................................................................53
         7.21     Capital Expenditures...........................................................................55

8.       EVENTS OF DEFAULT.......................................................................................55

9.       THE LENDER GROUP'S RIGHTS AND REMEDIES..................................................................57
         9.1      Rights and Remedies............................................................................57
         9.2      Remedies Cumulative............................................................................59

10.      TAXES AND EXPENSES......................................................................................59

11.      WAIVERS; INDEMNIFICATION................................................................................60
         11.1     Demand; Protest; etc...........................................................................60
         11.2     The Lender Group's Liability for Collateral....................................................60
         11.3     Indemnification................................................................................60

12.      NOTICES.................................................................................................61

13.      CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER..............................................................62

14.      ASSIGNMENTS AND PARTICIPATIONS; SUCCESSORS..............................................................62
         14.1     Assignments and Participations.................................................................62
         14.2     Successors.....................................................................................65

15.      AMENDMENTS; WAIVERS.....................................................................................65
         15.1     Amendments and Waivers.........................................................................65
         15.2     No Waivers; Cumulative Remedies................................................................66

16.      AGENT; THE LENDER GROUP.................................................................................66
         16.1     Appointment and Authorization of Agent.........................................................66
         16.2     Delegation of Duties...........................................................................67
         16.3     Liability of Agent.............................................................................67



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
         16.4     Reliance by Agent..............................................................................68
         16.5     Notice of Default or Event of Default..........................................................68
         16.6     Credit Decision................................................................................69
         16.7     Costs and Expenses; Indemnification............................................................69
         16.8     Agent in Individual Capacity...................................................................70
         16.9     Successor Agent................................................................................70
         16.10    Lender in Individual Capacity..................................................................70
         16.11    Withholding Tax................................................................................71
         16.12    Collateral Matters.............................................................................72
         16.13    Restrictions on Actions by Lenders; Sharing of Payments........................................73
         16.14    Agency for Perfection..........................................................................74
         16.15    Payments by Agent to the Lenders...............................................................74
         16.16    Concerning the Collateral and Related Loan Documents...........................................74
         16.17    Field Audits and Examination Reports; Confidentiality; Disclaimers by Lenders; Other
                  Reports and Information........................................................................74
         16.18    Several Obligations; No Liability..............................................................76
         16.19    Legal Representation of Agent..................................................................76

17.      GENERAL PROVISIONS......................................................................................76
         17.1     Effectiveness..................................................................................76
         17.2     Section Headings...............................................................................76
         17.3     Interpretation.................................................................................77
         17.4     Severability of Provisions.....................................................................77
         17.5     Amendments in Writing..........................................................................77
         17.6     Counterparts; Telefacsimile Execution..........................................................77
         17.7     [intentionally omitted]........................................................................77
         17.8     Integration....................................................................................77



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                           LOAN AND SECURITY AGREEMENT
                           ---------------------------


THIS LOAN AND SECURITY AGREEMENT (this "Agreement"), is entered into as of November 17, 1999, between and among, on the one hand, the lenders identified on the signature pages hereof (such lenders, together with their respective successors and assigns, are referred to hereinafter each individually as a "Lender" and collectively as the "Lenders"), FOOTHILL CAPITAL CORPORATION, a California corporation, as agent for the Lenders ("Agent"), and, on the other hand, PHONETEL TECHNOLOGIES, INC., an Ohio corporation, and CHEROKEE COMMUNICATIONS, INC., a Texas corporation (collectively, "Borrower").

                                   WITNESSETH:

                  WHEREAS, Original Lenders (as hereinafter defined) and Borrower are parties to that certain Credit Agreement, dated May 30, 1997, (the "Original Loan Agreement") as amended by the First Amendment to Credit Agreement dated as of February 24, 1998, and as further amended by the Second Amendment to the Credit Agreement and Waiver dated as of March 31, 1998, and further amended by the Third Amendment to Credit Agreement dated as of May 8, 1998 to include Agent as the "Agent" and a "Lender" thereunder (said amendments, together with the Original Loan Agreement and all related documents, the "Pre-Petition Loan Agreement");

                  WHEREAS on or about July 14, 1999 (the "Filing Date"), Borrower filed a voluntary petition for relief under Chapter 11 of Title 11 of the United States Code in the United States Bankruptcy Court for the Southern District of New York;

                  WHEREAS, as of the Filing Date, the amount of the Pre-Petition Obligations (as hereinafter defined) owing to the Original Lenders by the Borrower exceeded $42,500,000 plus additional accrued interest, fees and expenses through the Filing Date;

                  WHEREAS the Pre-Petition Loan Agreement was secured by a valid, enforceable first priority security interest in substantially all of Borrower's property as of the Filing Date;

                  WHEREAS the DIP Lenders (as hereinafter defined) provided Borrower with debtor in possession financing during the Chapter 11 case of Borrower pursuant to the terms of that certain Loan and Security Agreement dated as of July 14, 1999 among Borrower and the DIP Lenders (together with all related documents, the "DIP Loan Agreement");

                  WHEREAS the Court having jurisdiction over Borrower's Chapter 11 case confirmed Borrower's Chapter 11 plan of reorganization by the entry, on or about October 22, 1999, of its "Findings of Fact, Conclusions of Law and Order Confirming the Joint



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

Reorganization Plan of PhoneTel Technologies, Inc. and Cherokee Communications, Inc. Dated May 11, 1999" (the "Order"); and

                  WHEREAS the financing provided by the DIP Loan Agreement terminates on the effective date of Borrower's Plan of Reorganization and Lenders have agreed to provide Borrower with the financing required to repay its obligations under the DIP Loan Agreement and to provide the additional financing necessary for Borrower's exit from Chapter 11 case, but only for the purposes and upon the terms and conditions set forth in this Agreement.

         NOW, THEREFORE, in consideration of the terms and conditions contained herein, and of any loans or extensions of credit heretofore, now or hereafter made to or for the benefit of the Borrower, the parties hereto hereby agree as follows:

1.       DEFINITIONS AND CONSTRUCTION.

         1.1 DEFINITIONS.

                    As used in this Agreement, the following terms shall have the following definitions:

                  "ACCOUNT DEBTOR" means any Person who is or who may become obligated under, with respect to, or on account of, an Account, a General Intangible, Investment Property, or Negotiable Collateral.

                  "ACCOUNTS" means all currently existing and hereafter arising accounts, contract rights, and all other forms of obligations owing to Borrower, whether or not yet due and payable, arising out of the sale or lease of goods, the sale or lease of General Intangibles relating to the provision of telecommunications services, or the rendition of services by Borrower, irrespective of whether earned by performance, and any and all credit insurance, guaranties, or security therefor.

                  "ADVANCES" has the meaning set forth in SECTION 2.1.

                  "AFFILIATE" means, as applied to any Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" means the possession, directly or indirectly, of the power to vote 5% or more of the securities having ordinary voting power for the election of directors or the direct or indirect power to direct the management and policies of a Person.

                  "AGENT" means Foothill Capital Corporation, a California corporation, solely in its capacity as agent for the Lenders, and shall include any successor agent.

                  "AGENT ACCOUNT" has the meaning set forth in SECTION 2.7.

                  "AGENT ADVANCES" has the meaning set forth in SECTION
2.3(e)(i).



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                  "AGENT'S LIENS" has the meaning set forth in SECTION 4.1.

                  "AGENT-RELATED PERSONS" means Agent together with its Affiliates, officers, directors, employees, counsel, and agents.

                  "AGREEMENT" has the meaning set forth in the preamble hereto.

                  "ASSIGNEE" has the meaning set forth in SECTION 14.1.

                  "ASSIGNMENT AND ACCEPTANCE" means an Assignment and Acceptance in the form of EXHIBIT A-1 attached hereto.

                  "AUTHORIZED PERSON" means any officer, other employee of Borrower, or other person who, in each case, has been authorized by the board of directors of the Borrower to act for Borrower under this Agreement.

                  "AVAILABILITY" means the amount that Borrower is entitled to borrow as Advances under SECTION 2.1, such amount being the Maximum Revolver Amount minus the sum of the principal amount of Advances (including Agent Advances and Swing Loans) then outstanding (including any amounts that the Lender Group may have paid for the account of Borrower pursuant to any of the Loan Documents and that have not been reimbursed by Borrower).

                  "BANKRUPTCY CODE" means the United States Bankruptcy Code, as amended, and any successor statute.

                  "BASE RATE" means, the rate of interest announced within Wells Fargo Bank, N.A. as its "prime rate", with the understanding that the "prime rate" is one of Wells Fargo Bank's base rates (not necessarily the lowest of such rates) and serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto and is evidenced by the recording thereof after its announcement in such internal publication or publications as Wells Fargo Bank may designate.

                  "BENEFIT PLAN" means a "defined benefit plan" (as defined in SECTION 3(35) of ERISA) for which Borrower or any Subsidiary or ERISA Affiliate of Borrower has been an "employer" (as defined in Section 3(5) of ERISA) within the past six years.

                  "BOOKS" means all of Borrower's books and records (including all of its records indicating, summarizing, or evidencing its assets (including the Collateral) or liabilities, all of its information relating to its business operations or financial condition, and all of its computer programs, disks, files, printouts, runs, or other computer prepared information).

                  "BORROWER" means individually and collectively, jointly and severally, PhoneTel Technologies, Inc., an Ohio corporation and Cherokee Communications, Inc., a Texas corporation.



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                  "BORROWING" means a borrowing hereunder consisting of Advances made by the Lenders, or Agent on behalf thereof, to Borrower, or by Swing Lender in the case of a Swing Loan, or by Agent in the case of an Agent Advance.

                  "BORROWING BASE CERTIFICATE" has the meaning set forth in
SECTION 6.2.

                  "BUSINESS DAY" means any day that is not a Saturday, Sunday, or other day on which national banks are authorized or required to close.

                  "CAPITAL EXPENDITURES" means, with respect to any Person for any period, the sum of (i) the aggregate of all expenditures by such Person and its Subsidiaries during such period that in accordance with GAAP are or should be included in "property, plant equipment" or similar fixed asset account on its balance sheet, whether such expenditures are paid in cash or financed and including all Capitalized Lease Obligations paid or payable during such period, and (ii) to the extent not covered by clause (i) above, the aggregate of all expenditures by such Person and its Subsidiaries to acquire by purchase or otherwise the business or fixed assets of, or the Stock of, any other Person.

                  "CAPITALIZED LEASE" OR "CAPITAL LEASE" means, with respect to any Person, any lease of real or personal property by such Person as lessee which is required under GAAP to be capitalized on the balance sheet of such Person.

                  "CAPITALIZED LEASE OBLIGATION" means any Indebtedness represented by obligations under a Capital Lease.

                  "CLOSING DATE" means the date of the making of the initial Advance (or other initial extension of credit) hereunder.

                  "CODE" means the New York Uniform Commercial Code.

                  "COLLATERAL" means all of Borrower's right, title, and interest in and to each of the following:

                    (a) the Accounts,

                    (b) the Books,

                    (c) the Equipment,

                    (d) the General Intangibles,

                    (e) the Inventory,

                    (f) the Investment Property,

                    (g) the Negotiable Collateral,



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

                    (h) any money, or other assets of Borrower that now or hereafter come into the possession, custody, or control of any member of the Lender Group, and

                    (i) the proceeds and products, whether tangible or intangible, of any of the foregoing, including proceeds of insurance covering any or all of the foregoing, and any and all Accounts, Books, Equipment, General Intangibles, Inventory, Investment Property, Negotiable Collateral, money, deposit accounts, or other tangible or intangible property resulting from the sale, exchange, collection, or other disposition of any of the foregoing, or any portion thereof or interest therein, and the proceeds thereof.

                  "COLLATERAL ACCESS AGREEMENT" means a landlord waiver, bailee letter, or acknowledgement agreement of any lessor, warehouseman, processor, consignee, or other Person in possession of, having a Lien upon, or having rights or interests in the Equipment or Inventory, in each case, in form and substance reasonably satisfactory to Agent.

                  "COLLECTIONS" means all cash, checks, notes, instruments, and other items of payment (including insurance proceeds, proceeds of cash sales, rental proceeds, and tax refunds) of Borrower.

                  "COMMITMENT" means, with respect to each Lender, its Revolving Credit Commitment or Total Commitment, as the context requires and, with respect to all Lenders, their Revolving Credit Commitments or Total Commitments, as the context requires, in each case as such Dollar amounts are set forth beside such Lender's name under the applicable heading on SCHEDULE C-1 attached hereto or on the signature page of the Assignment and Acceptance pursuant to which such Lender became a Lender hereunder in accordance with the provisions of SECTION 14.1.

                  "COMPLIANCE CERTIFICATE" means a certificate substantially in the form of EXHIBIT C-2 delivered by an Authorized Person of Borrower to Agent.

                  "CONCENTRATION ACCOUNT" means a deposit account of Borrower (located in the United States) into which cash received in the other Lockbox Accounts is wire transferred as provided in SECTION 2.7.

                  "CONSOLIDATED CURRENT ASSETS" means, with respect to any Person at any date, all assets that, as of the date of determination thereof and in accordance with GAAP, should be classified as current assets on a consolidated balance sheet of such Person and its Subsidiaries at such date.

                  "CONSOLIDATED CURRENT LIABILITIES" means, with respect to any Person at any date, all liabilities that, as of the date of determination thereof and in accordance with GAAP, should be classified as current liabilities on a consolidated balance sheet of such Person and its Subsidiaries at such date including, without limitation, all Indebtedness (excluding the final scheduled payment of the Obligations at the Maturity Date) payable on demand or within one year after such date (whether by final maturity, required prepayment or otherwise) without any option on the part of the obligor to extend or renew beyond such year.



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                  "CONSOLIDATED NET INTEREST EXPENSE" means, with respect to any
Person for any period, gross interest expense of such Person and its Subsidiaries for such period determined in conformity with GAAP (including, without limitation, interest expense paid to Affiliates of such Person other than a subsidiary of Borrower), LESS (i) the sum of (A) interest income for such period and (B) gains for such period on Hedging Agreements (to the extent not included in interest income above and to the extent not deducted in the calculation of such gross interest expense), PLUS (ii) the sum of (A) losses for such period on Hedging Agreements (to the extent not included in such gross interest expense) and (B) the upfront costs or fees for such period associated with Hedging Agreements (to the extent not included in gross interest expense), each determined on a consolidated basis and in accordance with GAAP for such Person and its Subsidiaries.

                  "DAILY BALANCE" means, with respect to each day during the term of this Agreement, the amount of an Obligation owed at the end of such day.

                  "DEFAULT" means an event, condition, or default that, with the giving of notice, the passage of time, or both, would be an Event of Default.

                  "DEFAULTING LENDER" means any Lender that fails to make any Advance that it is required to make hereunder on any Funding Date and that has not cured such failure by making such Advance within 1 Business Day after written demand upon it by Agent to do so.

                  "DEFAULTING LENDERS RATE" means the Base Rate for the first 3 days from and after the date the relevant payment is due and, thereafter, at that interest rate equal to the GREATER OF (a) the interest rate then applicable to Advances, and (b) the Base Rate.

                  "DESIGNATED ACCOUNT" means account number 394854091 of Borrower maintained with Borrower's Designated Account Bank, or such other deposit account of Borrower (located within the United States) that has been designated as such, in writing, by Borrower to Agent.

                  "DESIGNATED ACCOUNT BANK" means National City Bank, N.A., whose office is located in Cleveland, Ohio, and whose ABA number is 04100124.

                  "DISBURSEMENT LETTER" means an instructional letter executed and delivered by Borrower to Agent regarding the extensions of credit to be made on the Closing Date, the form and substance of which shall be reasonably satisfactory to Agent.

                  "DISPOSITION" means any transaction, or series of related transactions, pursuant to which the Borrower sells, assigns, transfers or otherwise disposes of any property or assets (whether now owned or hereafter acquired) to any other Person, in each case whether or not the consideration therefor consists of cash, securities or other assets owned by the acquiring Person, EXCLUDING any sales of non-operating or non-operative Telephones in the ordinary course of business on ordinary business terms.

                  "DOLLARS" or "$" means United States dollars.



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

                  "EBITDA" means, for any period, the sum of the consolidated Net Income of the Borrower for such period determined in accordance with GAAP plus (a) the sum of the following amounts for such period determined on a consolidated basis in conformity with GAAP to the extent included in the determination of consolidated Net Income and without duplication: (i) depreciation expense, (ii) amortization expense, (iii) interest expense, (iv) income tax expense, (v) losses on the sale of fixed assets outside the ordinary course of business, (vi) losses arising from extraordinary items, as determined in accordance with GAAP, (vii) non-cash write-downs of fixed assets, (b) less the sum of the following amounts for such period determined on a consolidated basis in conformity with GAAP to the extent included in the determination of consolidated Net Income without duplication: (i) gains from extraordinary items
(ii) gains on the sale of fixed assets outside of the ordinary course of business, and (iii) non-cash write-ups of fixed assets.

                  "ELIGIBLE ACCOUNTS" means those Accounts created by Borrower in the ordinary course of its business, that arise out of Borrower's sale of goods or rendition of services, that in accordance with GAAP are or should be included in current assets and/or non-delinquent accounts receivable.

                  "ELIGIBLE PAY TELEPHONES" means only those Telephones (a) in which the Agent, for its benefit and the ratable benefit of the Lenders, has a first priority security interest, (b)which are located in the continental United States, (c) which are identified on the Borrowing Base Certificate most recently delivered by the Borrower, (d) which are in full operation, (e) which, in the opinion of the Required Lenders, are in good operating condition and are not obsolete or unmerchantable, and (f) which are subject to a valid and assignable Telephone Placement Agreement and a valid and assignable OSP Agreement, PROVIDED, HOWEVER, that a Telephone shall not be deemed to be an Eligible Pay Telephone if the Required Lenders, in their reasonable judgment, determine that such Telephone should not be included in such definition regardless of whether such Telephone meets the requirements of clauses (a) through (f).

                  "ELIGIBLE TRANSFEREE" means (a) a commercial bank organized under the laws of the United States, or any state thereof, and having total assets in excess of $250,000,000, (b) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development or a political subdivision of any such country and which has total assets in excess of $250,000,000, provided that such bank is acting through a branch or agency located in the United States, (c) a finance company, insurance company, or other financial institution or fund that is engaged in making, purchasing, or otherwise investing in commercial loans in the ordinary course of its business and having (together with its Affiliates) total assets in excess of $250,000,000, (d) any Affiliate (other than individuals) of a pre-existing Lender, (e) so long as no Event of Default has occurred and is continuing, any other Person approved by Agent and Borrower, and (f) during the continuation of an Event of Default, any other Person approved by Agent.

                  "EQUIPMENT" means all of Borrower's present and hereafter acquired machinery, machine tools, motors, equipment, furniture, furnishings, fixtures, vehicles

(including motor vehicles and trailers), tools, parts, goods (other than consumer goods, farm products, or Inventory), wherever located, including all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute thereto.

                  "ERISA AFFILIATE" means (a) any corporation subject to ERISA whose employees are treated as employed by the same employer as the employees of Borrower under IRC Section 414(b), (b) any trade or business subject to ERISA whose employees are treated as employed by the same employer as the employees of Borrower under IRC Section 414(c), (c) solely for purposes of Section 302 of ERISA and Section 412 of the IRC, any organization subject to ERISA that is a member of an affiliated service group of which Borrower is a member under IRC
Section 414(m), or (d) solely for purposes of Section 302 of ERISA and Section 412 of the IRC, any party subject to ERISA that is a party to an arrangement with Borrower and whose employees are aggregated with the employees of Borrower under IRC Section 414(o).

                  "ERISA EVENT" means (a) a Reportable Event with respect to any Benefit Plan or Multiemployer Plan, (b) the withdrawal of Borrower, any of its Subsidiaries or ERISA Affiliates from a Benefit Plan during a plan year in which it was a "substantial employer" (as defined in Section 4001(a)(2) of ERISA), (c) the providing of notice of intent to terminate a Benefit Plan in a distress termination (as described in Section 4041(c) of ERISA), (d) the institution by the PBGC of proceedings to terminate a Benefit Plan or Multiemployer Plan, (e) any event or condition (i) that provides a basis under Section 4042(a)(1), (2), or (3) of ERISA for the termination of, or the appointment of a trustee to administer, any Benefit Plan or Multiemployer Plan, or (ii) that may result in termination of a Multiemployer Plan pursuant to Section 4041A of ERISA, (f) the partial or complete withdrawal within the meaning of Sections 4203 and 4205 of ERISA, of Borrower, any of its Subsidiaries or ERISA Affiliates from a Multiemployer Plan, or (g) providing any security to any Plan under Section 401(a)(29) of the IRC by Borrower or its Subsidiaries or any of their ERISA Affiliates.

                  "EVENT OF DEFAULT" has the meaning set forth in SECTION 8.

                  "EXCESS CASH FLOW" means EBITDA minus Consolidated Net Interest Expense, minus Capital Expenditures to the extent authorized in this Agreement, and minus income tax expense to the extent included within the calculation of consolidated Net Income.

                  "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and any successor statute.

                  "FEIN" means Federal Employer Identification Number.

                  "FIXED CHARGE COVERAGE RATIO" means, for any period, the ratio of (i) EBITDA of Borrower for such period, to (ii) the sum of (A) all principal of Indebtedness of

Borrower scheduled to be paid or prepaid during such period (not including prepayments of the Revolving Loans unless such prepayments are accompanied by a reduction of the Revolving Credit Commitment and not including the final scheduled payment of the Obligations at the Maturity Date), PLUS (B) Consolidated Net Interest Expense of Borrower for such period, PLUS (C) income taxes paid or payable by Borrower during such period, PLUS (D) Capital Expenditures made by Borrower during such period, PLUS (E) all amounts paid or payable by Borrower on Operating Lease Obligations having a scheduled due date during such period. In determining the Fixed Charge Coverage Ratio for a particular period (A) pro forma effect will be given to: (1) the incurrence, repayment or retirement of any Indebtedness by Borrower since the first day of such period as if such Indebtedness was incurred, repaid or retired on the first day of such period and (2) the acquisition (whether by purchase, merger or otherwise) or disposition (whether by sale, merger or otherwise) of any property or assets acquired or disposed of by Borrower since the first day of such period, as if such acquisition or disposition occurred on the first day of such period; (B) interest on Indebtedness bearing a floating interest rate will be computed as if the rate on the date of computation had been the applicable rate for the entire period; (C) if such Indebtedness bears, at the option of the Borrower, a fixed or floating rate of interest, interest thereon will be computed by applying, at the option of the Borrower, either the fixed or floating rate; and (D) the amount of Indebtedness under a revolving credit facility will be computed based upon the average daily balance of such Indebtedness during such period.

                  "FUNDING DATE" means the date on which a Borrowing occurs.

                  "FOOTHILL" means Foothill Capital Corporation, a California corporation.

                  "GAAP" means generally accepted accounting principles as in effect from time to time in the United States, consistently applied.

                  "GENERAL INTANGIBLES" means all of Borrower's present and future general intangibles and other personal property (including contract rights, rights arising under common law, statutes, or regulations, choses or things in action, goodwill, patents, trade names, trademarks, servicemarks, copyrights, blueprints, drawings, purchase orders, customer lists, monies due or recoverable from pension funds, route lists, rights to payment and other rights under any royalty or licensing agreements, infringement claims, computer programs, information contained on computer disks or tapes, literature, reports, catalogs, money, deposit accounts, insurance premium rebates, tax refunds, and tax refund claims), other than goods, Accounts, Investment Property, and Negotiable Collateral.

                  "GOVERNING DOCUMENTS" means, with respect to any Person, the certificate or articles of incorporation, by-laws, or other organizational documents of such Person.

                  "GOVERNMENTAL AUTHORITY" shall mean any federal, state, local, or other governmental or administrative body, instrumentality, department, or agency or any court, tribunal, administrative hearing body, arbitration panel, commission, or other similar dispute-resolving panel or body.

                  "HAZARDOUS MATERIALS" means (a) substances that are defined or listed in, or otherwise classified pursuant to, any applicable laws or regulations as "hazardous substances," "hazardous materials," "hazardous wastes," "toxic substances," or any other formulation intended to define, list, or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity, or "EP toxicity", (b) oil, petroleum, or petroleum derived substances, natural gas, natural gas liquids, synthetic gas, drilling fluids, produced waters, and other wastes associated with the exploration, development, or production of crude oil, natural gas, or geothermal resources, (c) any flammable substances or explosives or any radioactive materials, and (d) asbestos in any form or electrical equipment that contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of 50 parts per million.

                  "HEDGING AGREEMENT" means any interest rate, foreign currency, commodity or equity swap, collar, cap, floor or forward rate agreement, or other agreement or arrangement designed to protect against fluctuations in interest rates or currency, commodity or equity values (including, without limitation, any option with respect to any of the foregoing and any combination of the foregoing agreements or arrangements), and any confirmation executed in connection with any such agreement or arrangement.

                  "INDEBTEDNESS" means (a) all obligations of Borrower for borrowed money, (b) all obligations of Borrower evidenced by bonds, debentures, notes, or other similar instruments and all reimbursement or other obligations of Borrower in respect of letters of credit, bankers acceptances, interest rate swaps, or other financial products, (c) all obligations of Borrower under Capital Leases, (d) all obligations or liabilities of others secured by a Lien on any property or asset of Borrower, irrespective of whether such obligation or liability is assumed, and (e) any obligation of Borrower guaranteeing or intended to guarantee (whether guaranteed, endorsed, co-made, discounted, or sold with recourse by Borrower) any obligation of any other Person, except for endorsement of instruments or items of payment for deposit to the account of Borrower or which are transmitted to or turned over to Agent.

                  "INDEMNIFIED LIABILITIES" has the meaning set forth in SECTION 11.3.

                  "INDEMNIFIED PERSON" has the meaning set forth in SECTION
11.3.

                  "INTEREST COVERAGE RATIO" means, as of the last day of any period, the ratio obtained by dividing (a) EBITDA, by (b) Interest Paid for such period.

                  "INTEREST PAID" means, as of the last day of any fiscal period, the sum of all interest, fees, charges, and related expenses PAID for that fiscal period to a lender in connection with borrowed money or the deferred purchase price of assets that is to be treated as interest in accordance with GAAP.

                  "INSOLVENCY PROCEEDING" means any proceeding commenced by or against any Person under any provision of the Bankruptcy Code or under any other bankruptcy or insolvency law, assignments for the benefit of creditors, or proceedings seeking reorganization, arrangement, or other similar relief.

                  "INVENTORY" means all present and future inventory in which Borrower has any interest, including goods held for sale or lease or to be furnished under a contract of service and all of Borrower's present and future raw materials, work in process, finished goods, and packing and shipping materials, wherever located.

                  "INVESTMENT PROPERTY" means all of Borrower's "investment property" as that term is defined in of the Code, whether now owned or hereafter acquired.

                  "IRC" means the Internal Revenue Code of 1986, as amended, and any successor statute.

                  "L/C" has the meaning set forth in SECTION 2.12(a).

                  "L/C UNDERTAKING" has the meaning set forth in SECTION
2.12(a).

                  "LENDER" and "LENDERS" have the respective meanings set forth in the preamble to this Agreement, and shall include any other Person made a party to this Agreement in accordance with the provisions of SECTION 14.1 hereof.

                  "LENDER GROUP" means, individually and collectively, each of the Lenders, and Agent.

                  "LENDER GROUP EXPENSES" means all (a) costs or expenses (including taxes, and insurance premiums) required to be paid by Borrower under any of the Loan Documents that are paid or incurred by the Lender Group, (b) reasonable fees or charges paid or incurred by the Lender Group in connection with the Lender Group's transactions with Borrower, including, fees or charges for photocopying, notarization, couriers and messengers, telecommunication, public record searches (including tax lien, litigation, and UCC searches and including searches with the patent and trademark office, the copyright office, or the department of motor vehicles), filing, recording, publication, appraisal (including periodic Collateral appraisals), real estate surveys, real estate title policies and endorsements, and environmental audits, (c) costs and expenses incurred by Agent in the disbursement of funds to Borrower (by wire transfer or otherwise), (d) charges paid or incurred by Agent resulting from the dishonor of checks, (e) reasonable costs and expenses paid or incurred by the Lender Group to correct any default or enforce any provision of the Loan Documents, or in gaining possession of, maintaining, handling, preserving, storing, shipping, selling, preparing for sale, or advertising to sell the Collateral, or any portion thereof, irrespective of whether a sale is consummated, (f) reasonable costs and expenses paid or incurred by the Lender Group in examining the Books, (g) reasonable costs and expenses of third party claims or any other suit paid or incurred by the Lender Group in enforcing or defending the Loan Documents or in connection with the transactions contemplated by the Loan Documents or the Lender Group's relationship with Borrower or any guarantor, and (h) each of the Lender's reasonable fees and expenses (including attorneys fees) incurred in advising, structuring, drafting, reviewing, administering, amending, terminating, enforcing (including attorneys fees and expenses incurred in connection with a "workout," a "restructuring," or an

Insolvency Proceeding concerning Borrower or any guarantor of the Obligations), defending, or concerning the Loan Documents, irrespective of whether suit is brought.

                  "LENDER-RELATED PERSON" means, with respect to any Lender, such Lender, together with such Lender's Affiliates, and the officers, directors, employees, counsel, and agents of such Lender.

                  "LETTER OF CREDIT" means an L/C or an L/C Undertaking, as the context requires.

                  "LETTER OF CREDIT USAGE" means, as of any date of determination the aggregate undrawn amount of all outstanding L/C Undertakings.

                  "LIEN" means any interest in property securing an obligation owed to, or a claim by, any Person other than the owner of the property, whether such interest shall be based on the common law, statute, or contract, whether such interest shall be recorded or perfected, and whether such interest shall be contingent upon the occurrence of some future event or events or the existence of some future circumstance or circumstances, including the lien or security interest arising from a mortgage, deed of trust, encumbrance, pledge, hypothecation, assignment, deposit arrangement, security agreement, conditional sale or trust receipt, or from a lease, consignment, or bailment for security purposes.

                  "LOAN ACCOUNT" has the meaning set forth in SECTION 2.10.

                  "LOAN DOCUMENTS" means this Agreement, the Disbursement Letter, the Letters of Credit, the Lockbox Agreements, the Stock Pledge Agreement, the Suretyship Agreement, any note or notes executed by Borrower in connection with this Agreement and payable to a member of the Lender Group, and any other agreement entered into, now or in the future, by Borrower and the Lender Group in connection with this Agreement.

                  "LOCKBOX ACCOUNT" shall mean a depositary account established pursuant to one of the Lockbox Agreements.

                  "LOCKBOX AGREEMENTS" means those certain lockbox agreements and those certain depository agreements, in form and substance reasonably satisfactory to Agent, each of which is among Borrower, Agent, and one of the Lockbox Banks.

                  "LOCKBOX BANKS" means any financial institution approved by Agent at which Borrower maintains or is required by Agent to maintain a Lockbox Account.

                  "LOCKBOXES" has the meaning set forth in SECTION 2.7.

                  "MATERIAL ADVERSE CHANGE" means (a) a material adverse change in the business, prospects, operations, results of operations, assets, liabilities or condition (financial or otherwise) of Borrower, (b) the material impairment of Borrower's ability to perform its obligations under the Loan Documents to which it is a party or of the Lender Group to enforce the Obligations or realize upon the Collateral, (c) a material impairment of the priority of the Agent's Liens with respect to the Collateral as a result of an action or failure to act on the part of Borrower, or (d) a material adverse effect on the value of the Collateral or the amount that the Lenders would be likely to receive after giving consideration to delays in payment and costs of enforcement as a result of the liquidation of such Collateral.

                  "MATURITY DATE" has the meaning set forth in SECTION 3.4.

                  "MAXIMUM AMOUNT" initially means $46,000,000, but subject to downward adjustment from time to time pursuant to the provisions of SECTION 2.4(C).

                  "MAXIMUM REVOLVER AMOUNT" means the lesser of: (i) the Maximum Amount, minus the sum of (a) the amount of Other Reserves, and (b) the Letter of Credit Usage; and (ii) the sum of (a) $1,300 multiplied by the number of Eligible Pay Telephones, plus (b) 80% of the net amount of Eligible Accounts, minus the sum of (x) Other Reserves, and (y) the Letter of Credit Usage.

                  "MULTIEMPLOYER PLAN" means a "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA) to which Borrower, any of its Subsidiaries, or any ERISA Affiliate has contributed, or was obligated to contribute, within the past six years.

                  "NET INCOME" means, with respect to any Person for any period, the net income (loss) of such Person and its Subsidiaries for such period, determined in accordance with GAAP, but excluding from the determination of Net Income (without duplication) (a) any extraordinary or non-recurring gains or losses or gains or losses from Dispositions, (b) restructuring charges, (c) effects of discontinued operations and (d) interest income.

                  "NEGOTIABLE COLLATERAL" means all of Borrower's now owned and hereafter acquired letters of credit, notes, drafts, instruments, security certificates, documents and chattel paper.

                  "OBLIGATIONS" means all loans, Advances, debts, principal, interest, contingent reimbursement obligations under any outstanding Letters of Credit, premiums, liabilities (including all amounts charged to Borrower's Loan Account pursuant hereto), obligations, fees, charges, costs, or Lender Group Expenses, lease payments, guaranties, covenants, and duties owing by Borrower to the Lender Group of any kind and description (whether pursuant to or evidenced by the Loan Documents or pursuant to any other agreement between the Lender Group and Borrower, and irrespective of whether for the payment of money), whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including all interest not paid when due and all Lender Group Expenses that Borrower is required to pay or reimburse by the Loan Documents, by law, or otherwise.

                  "OPERATING LEASE OBLIGATIONS" means all obligations for the payment of rent for any real or personal property under leases or agreements to lease, other than Capitalized Lease Obligations.

                  "ORIGINAL LENDERS" means the Persons other than the Borrower who are parties to the Original Loan Agreement.

                  "ORIGINAL LOAN AGREEMENT" shall have the meaning set forth in the preamble to this Agreement.

                  "OSP AGREEMENT" means any agreement with an operator service provider pursuant to which commissions, fees or surcharges are to be paid to Borrower on all or a portion of the long distance traffic relating to any pay telephones owned or leased by or to Borrower.

                  "OTHER RESERVES" means such other reserves in such amounts as Agent may deem necessary or appropriate from time to time in its sole discretion, reasonably exercised, based upon Agent's customary credit considerations, and shall also include a reserve in the amount of $400,000 for the payment of professional fees and expenses that may be awarded by the Bankruptcy Court having jurisdiction over Borrower's Chapter 11 case, which reserve will be reduced dollar for dollar to the extent that Borrower makes payment on account of such professional fees and expenses (and Lenders agree, subject to the requirements of SECTION 3.3 herein, to make Advances up to the amount of such reserve upon Borrower's request accompanied by Borrower's certification that any such Advances will be used to pay such professional fees and expenses).

                  "OVERADVANCE" has the meaning set forth in SECTION 2.5.

                  "PARTICIPANT" has the meaning set forth in SECTION 14.1(e).

                  "PAY-OFF LETTER" means a letter, in form and substance reasonably satisfactory to Agent, from the DIP Lenders to Agent respecting the amount necessary to repay in full all of the obligations of Borrower owing under the DIP Loan Agreement.

                  "PBGC" means the Pension Benefit Guaranty Corporation as defined in Title IV of ERISA, or any successor thereto.

                  "PERMITTED DISCRETION", with respect to any determination by a member of the Lender Group, means a determination made in good faith and in the exercise of reasonable (from the perspective of a secured asset-based lender) business judgment.

                  "PERMITTED DISPOSITIONS" means (a) sales or other dispositions of Equipment that is substantially worn, damaged, or obsolete in the ordinary course of Borrower's business, (b) sales of non-operating or non-operative Telephones to buyers in the ordinary course of Borrower's business, (c) the use or transfer of money, or cash equivalents by Borrower in a manner that is not prohibited by the terms of this Agreement or the other Loan Documents, and (d) the licensing by Borrower, on a non-exclusive basis, of patents, trademarks, copyrights, and other intellectual property rights in the ordinary course of Borrower's business.

                  "PERMITTED LIENS" means (a) Liens held by Agent for the benefit of the Lender Group, (b) Liens for unpaid taxes that either (i) are not yet due and payable or (ii) do not constitute an Event of Default hereunder and are the subject of Permitted Protests, (c) Liens set forth on SCHEDULE P-1, (d) the interests of lessors under operating leases, (e) purchase money Liens or the interests of lessors under Capital Leases to the extent that such Liens or interests secure Purchase Money Indebtedness permitted under SECTION 7.1 hereof and so long as the Lien attaches only to the asset purchased or acquired and the proceeds thereof, (f) Liens arising by operation of law in favor of warehousemen, landlords, carriers, mechanics, materialmen, laborers, or suppliers, incurred in the ordinary course of business of Borrower and not in connection with the borrowing of money, and which Liens (i) are for sums not yet due and payable, (ii) are for sums which have not been due and payable for more than thirty (30) days and are not material in amount, or (iii) are the subject of Permitted Protests, (g) Liens arising from deposits made in connection with obtaining worker's compensation or other unemployment insurance, (h) Liens or deposits to secure performance of bids, tenders, or leases incurred in the ordinary course of business of Borrower and not in connection with the borrowing of money, (i) Liens arising by reason of security for surety or appeal bonds in the ordinary course of business of Borrower, (j) Liens resulting from any judgment or award that is not an Event of Default hereunder, and (k) Liens consented to by Lenders in connection with the settlement of certain claims asserted by Cerberus Partners, L.P. ("Cerberus") as set forth in the Order (the "Cerberus Settlement").

                  "PERMITTED PROTEST" means the right of Borrower to protest any Lien (other than any such Lien that secures the Obligations), tax (other than payroll taxes or taxes that are the subject of a United States federal tax lien), or rental payment, provided that (a) a reserve with respect to such obligation is established on the Books in such amount as is required under GAAP,
(b) any such protest is instituted and diligently prosecuted by Borrower in good faith, and (c) Agent is satisfied that, while any such protest is pending, there will be no impairment by reason of non-payment of such Lien during such protest of the enforceability, validity, or priority of any of the Liens of Agent on behalf of the Lender Group in and to the Collateral subject to the Lien being protested.

                  "PERSON" means natural persons, corporations, limited liability companies, limited partnerships, general partnerships, limited liability partnerships, joint ventures, trusts, land trusts, business trusts, or other organizations, irrespective of whether they are legal entities, and governments and agencies and political subdivisions thereof.

                  "PLAN" means any employee benefit plan, program, or arrangement maintained or contributed to by Borrower or with respect to which it may incur liability.

                  "POST-TERMINATION OBLIGATIONS" means those Obligations under
SECTION 11.3 which survive the termination of this Agreement, including but not limited to such Indemnified Liabilities falling within the description contained in SECTION 11.3, but not including such Indemnified Liabilities which are fixed, liquidated or matured as of the Maturity Date.

                  "PRE-PETITION LOAN AGREEMENT" has the meaning set forth in the preamble to this Agreement.

                  "PRE-PETITION OBLIGATIONS" means any and all "Obligations", as that term is defined in the Pre-Petition Loan Agreement, owing by Borrower to Original Lenders under the Pre-Petition Loan Agreement.

                   "PROJECTIONS" means the (a) balance sheets, (b) profit and loss statements, (c) cash flow statements, and (d) capitalization statements, all prepared on a consistent basis with Borrower's historical financial statements, together with appropriate supporting details and a statement of underlying assumptions presented by Borrower to Agent on or about September 22, 1999, as the same may be amended from time to time with the specific written consent of Agent.

                   "PRO RATA SHARE" means:

                    (a) with respect to a Lender's obligation to make Advances and receive payments of interest, fees, and principal with respect thereto, the percentage obtained by dividing (i) such Lender's Revolving Credit Commitment, by (ii) the aggregate amount of all Lenders' Revolving Credit Commitments,

                    (b) with respect to a Lender's obligation to participate in Letters of Credit, and receive payments of fees with respect thereto, the percentage obtained by dividing (i) such Lender's sub-portion of its Revolving Credit Commitment to participate in Letters of Credit, as set forth on SCHEDULE C-1, by (ii) the aggregate amount of all Lenders' sub-portions of their Revolving Credit Commitments to participate in Letters of Credit, as set forth on SCHEDULE C-1,

                    (c) [intentionally omitted], and

                    (d) with respect to all other matters (including the indemnification obligations arising under SECTION 16.7), the percentage obtained by dividing (i) such Lender's Total Commitment, by (ii) the aggregate amount of all Lenders' Total Commitments.

                  "PURCHASE MONEY INDEBTEDNESS" means Indebtedness (other than the Obligations, but including Capitalized Lease Obligations), incurred at the time of, or within 20 days after, the acquisition of any fixed assets for the purpose of financing all or any part of the acquisition cost thereof.

                  "QUALIFIED LOCAL DEPOSIT ACCOUNT" has the meaning set forth in SECTION 2.7.

                  "REQUIRED LENDERS" means, at any time, Lenders whose Pro Rata Shares aggregate 53% of the Total Commitments, or if the Commitments have been terminated irrevocably, 53% of the Obligations then outstanding.

                  "REPORTABLE EVENT" means any of the events described in
Section 4043(c) of ERISA or the regulations thereunder other than a Reportable Event as to which the provision of 30 days notice to the PBGC is waived under applicable regulations.

                  "REVOLVING CREDIT COMMITMENT" means, for each Lender, the Dollar amount of the obligation of such Lender to make Advances (in an aggregate amount at one time outstanding), as such amount is set forth opposite the name of such Lender under the caption Revolving Credit Commitment on SCHEDULE C-1.

                  "REVOLVER USAGE" means, as of any date of determination, the aggregate amount of Advances outstanding.

                  "RISK PARTICIPATION LIABILITY" means, as to each Letter of Credit, all reimbursement obligations of Borrower to the issuer of an L/C or to the issuer of a letter of credit with respect to the transaction for which an L/C Undertaking was executed and delivered (to the extent such reimbursement obligations are subject to such L/C Undertaking), consisting of (a) the amount available to be drawn or which may become available to be drawn, (b) all amounts which have been paid and made available by the issuing bank to the extent not reimbursed by Borrower, whether by the making of an Advance or otherwise, and
(c) all accrued and unpaid interest, fees, and expenses payable with respect thereto.

                  "SEC" means the United States Securities and Exchange Commission and any successor thereto.

                  "SENIOR PERMITTED LIENS" means Permitted Liens listed on SCHEDULE P-2.

                  "SETTLEMENT" has the meaning set forth in SECTION 2.3(f)(i).

                  "SETTLEMENT DATE" has the meaning set forth in SECTION 2.3(f)(i).

                  "SETTLEMENT REQUEST DATE" has the meaning set forth in SECTION 2.3(f)(i).

                  "STOCK" means all shares, options, warrants, interests, participations, or other equivalents (regardless of how designated) of or in a Person, whether voting or nonvoting, including common stock, preferred stock, or any other "equity security" (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the SEC under the Exchange Act).

                  "STOCK PLEDGE AGREEMENT" means a stock pledge agreement, in form and substance reasonably satisfactory to Agent, executed and delivered by Borrower to Agent with respect to the pledge of the capital Stock of each of Borrower's Subsidiaries.

                  "SUBSIDIARY" of a Person means a corporation, partnership, limited liability company, or other entity in which that Person directly or indirectly owns or controls the shares of Stock having ordinary voting power to elect a majority of the board of directors (or appoint other comparable managers) of such corporation, partnership, limited liability company, or other entity.

                  "SURETYSHIP AGREEMENT" means a suretyship agreement, in form and substance reasonably satisfactory to Agent, executed and delivered by Borrower to Agent with respect to the joint and several liabilities of PhoneTel Technologies, Inc. and Cherokee Communications, Inc., as Borrower hereunder.

                   "SWING LENDER" means any Lender appointed by the Agent in writing, and which appointment has been accepted by such Lender in writing, as the "Swing Lender".

                  "SWING LOAN" has the meaning set forth in SECTION 2.3(d)(i).

                  "TELEPHONE" means a microprocessor-based non-cellular telephone through which a user may initiate a call payable only by coins or by credit card, collect or third-number billing procedures and which has been installed for operation.

                  "TELEPHONE PLACEMENT AGREEMENT" means any agreement between Borrower and another Person pursuant to which Borrower installs one or more Telephones on property or properties owned, leased or operated by such Person and pays such Person a fee or percentage of revenues earned from such Telephones, and such other compensation as may be provided pursuant thereto, in return for such installation right.

                  "TOTAL COMMITMENT" means, for each Lender, the Dollar amount of the obligation of such Lender to make Advances and to make its portion of the Advances, as such amount is set forth opposite the name of such Lender under the caption Total Commitment on SCHEDULE C-1.

         1.2 ACCOUNTING TERMS.All accounting terms not specifically defined herein shall be construed in accordance with GAAP. When used herein, the term "financial statements" shall include the notes and schedules thereto. Whenever the term "Borrower" is used in respect of a financial covenant or a related definition, it shall be understood to mean Borrower on a consolidated basis unless the context clearly requires otherwise.

         1.3 CODE.Any terms used in this Agreement that are defined in the Code shall be construed and defined as set forth in the Code unless otherwise defined herein.

         1.4 CONSTRUCTION.Unless the context of this Agreement or any other Loan Document clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the term "including" is not limiting, and the term "or" has, except where otherwise indicated, the inclusive meaning represented by the phrase "and/or." The words "hereof," "herein," "hereby," "hereunder," and similar terms in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document, as the case may be, as a whole and not to any particular provision of this Agreement or such other Loan Document, as the case may be. An Event of Default shall "continue" or be "continuing" until such Event of Default has been cured or waived in writing by Agent. Section, subsection, clause, schedule, and exhibit references herein are to this Agreement unless otherwise specified. Any reference in this Agreement or in the Loan Documents to this Agreement or any of the Loan Documents shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements, thereto and thereof, as applicable.

         1.5 SCHEDULES AND EXHIBITS. All of the schedules and exhibits attached to this Agreement shall be deemed incorporated herein by reference.

2. LOAN AND TERMS OF PAYMENT.

         2.1 REVOLVER ADVANCES. Subject to the terms and conditions of this Agreement, and during the term of this Agreement, each Lender agrees to make advances ("ADVANCES") to Borrower in an amount at any one time outstanding not to exceed such Lender's Pro Rata Share of an amount equal to the Maximum Revolver Amount.

                    (a) The Lenders shall have no obligation to make further Advances hereunder to the extent such further Advances would cause the Revolver Usage to exceed the Maximum Revolver Amount.

                    (b) Amounts borrowed pursuant to this Section may be repaid and, subject to the terms and conditions of this Agreement, reborrowed at any time during the term of this Agreement.

         2.2 [INTENTIONALLY OMITTED.]

         2.3 BORROWING PROCEDURES AND SETTLEMENTS. PROCEDURE FOR BORROWING. Each Borrowing shall be made by an irrevocable written request by an Authorized Person delivered to Agent (which notice must be received by Agent no later than 10:00 a.m. (California time) on the Business Day that is two Business Days prior to the requested Funding Date) specifying (i) the amount of such Borrowing, and
(ii) the requested Funding Date, which shall be a Business Day; PROVIDED, HOWEVER, that in the case of a request for Swing Loan in an amount of $1,000,000, or less, such notice will be timely received if it is received by Agent no later than 10:00 a.m. (California time) on the Business Day that is the requested Funding Date specifying (i) the amount of such Borrowing, and (ii) the requested Funding Date, which shall be a Business Day. At Agent's election, in lieu of delivering the above-described written request, any Authorized Person may give Agent telephonic notice of such request by the required time, with such telephonic notice to be confirmed in writing within 24 hours of the giving of such notice.

                  (b) AGENT'S ELECTION. Promptly after receipt of a request for a Borrowing pursuant to SECTION 2.3(a), Agent shall elect, in its discretion,
(i) to have the terms of SECTION 2.3(c) apply to such requested Borrowing, or
(ii) to request Swing Lender to make a Swing Loan pursuant to the terms of
SECTION 2.3(d) in the amount of the requested Borrowing; provided, however, that if Swing Lender declines in its sole discretion to make a

Swing Loan pursuant to SECTION 2.3(d), Agent shall elect to have the terms of
SECTION 2.3(c) apply to such requested Borrowing.

                  (c) MAKING OF ADVANCES.

                  (i) In the event that Agent shall elect to have the terms of this SECTION 2.3(c) apply to a requested Borrowing as described in
         SECTION 2.3(b), then promptly after receipt of a request for a Borrowing pursuant to SECTION 2.3(a), Agent shall notify the Lenders, not later than 1:00 p.m. (California time) on the Business Day immediately preceding the Funding Date applicable thereto, by telecopy, telephone, or other similar form of transmission, of the requested Borrowing. Each Lender shall make the amount of such Lender's Pro Rata Share of the requested Borrowing available to Agent in immediately available funds, to such account of Agent as Agent may designate, not later than 10:00 a.m. (California time) on the Funding Date applicable thereto. After Agent's receipt of the proceeds of such Advances, upon satisfaction of the applicable conditions precedent set forth in
         SECTION 3 hereof, Agent shall make the proceeds of such Advances available to Borrower on the applicable Funding Date by transferring same day funds equal to the proceeds of such Advances received by Agent to Borrower's Designated Account; PROVIDED, HOWEVER, that, subject to the provisions of SECTION 2.3(i), Agent shall not request any Lender to make, and no Lender shall make, any Advance if Agent shall have received written notice from any Lender, or otherwise has actual knowledge, that (1) one or more of the applicable conditions precedent set forth in SECTION 3 will not be satisfied on the requested Funding Date for the applicable Borrowing unless such condition has been waived, or (2) the requested Borrowing would exceed the Availability of Borrower on such Funding Date.

                  (ii) Unless Agent receives notice from a Lender on or prior to the Closing Date or, with respect to any Borrowing after the Closing Date, at least 1 Business Day prior to the date of such Borrowing, that such Lender will not make available as and when required hereunder to Agent for the account of Borrower the amount of that Lender's Pro Rata Share of the Borrowing, Agent may assume that each Lender has made or will make such amount available to Agent in immediately available funds on the Funding Date and Agent may (but shall not be so required), in reliance upon such assumption, make available to Borrower on such date a corresponding amount. If and to the extent any Lender shall not have made its full amount available to Agent in immediately available funds and Agent in such circumstances has made available to Borrower such amount, that Lender shall on the Business Day following such Funding Date make such amount available to Agent, together with interest at the Defaulting Lenders Rate for each day during such period. A notice submitted by Agent to any Lender with respect to amounts owing under this subsection shall be conclusive, absent manifest error. If such amount is so made available, such payment to Agent shall constitute such Lender's Advance on the date of Borrowing for all purposes of this Agreement. If such amount is not made available to Agent on the Business Day following the Funding Date, Agent will notify Borrower of such failure to fund and, upon demand by Agent, Borrower shall pay such amount to Agent for Agent's account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the interest rate applicable at the time to the Advances composing such Borrowing. The failure of any Lender to make any Advance on any Funding Date shall not relieve any other Lender of any obligation hereunder to make an Advance on such Funding Date, but no Lender shall be responsible for the failure of any other Lender to make the Advance to be made by such other Lender on any Funding Date.

                  (iii) Agent shall not be obligated to transfer to a Defaulting Lender any payments made by Borrower to Agent for the Defaulting Lender's benefit; nor shall a Defaulting Lender be entitled to the sharing of any payments hereunder. Amounts payable to a Defaulting Lender shall instead be paid to or retained by Agent. Agent may hold and, in its discretion, re-lend to Borrower the amount of all such payments received or retained by it for the account of such Defaulting Lender. Solely for the purposes of voting or consenting to matters with respect to the Loan Documents and determining Pro Rata Shares, such Defaulting Lender shall be deemed not to be a "Lender" and such Lender's Commitment shall be deemed to be zero (-0-). This section shall remain effective with respect to such Lender until (x) the Obligations under this Agreement shall have been declared or shall have become immediately due and payable or (y) the requisite non-Defaulting Lenders and Agent shall have waived such Lender's default in writing. The operation of this section shall not be construed to increase or otherwise affect the Commitment of any Lender, or relieve or excuse the performance by Borrower of its duties and obligations hereunder.

                  (d) MAKING OF SWING LOANS.

                  (i) In the event Agent shall elect, with the consent of Swing Lender, as a Lender, to have the terms of this SECTION 2.3(d) apply to a requested Borrowing as described in SECTION 2.3(b), Swing Lender as a Lender shall make an Advance in the amount of such Borrowing (any such Advance made solely by Swing Lender as a Lender pursuant to this
         SECTION 2.3(d) being referred to as a "SWING LOAN" and such Advances being referred to collectively as "SWING LOANS") available to Borrower on the Funding Date applicable thereto by transferring same day funds to Borrower's Designated Account. Each Swing Loan is an Advance hereunder and shall be subject to all the terms and conditions applicable to other Advances, except that all payments thereon shall be payable to Swing Lender as a Lender solely for its own account (and for the account of the holder of any participation interest with respect to such Advance). Subject to the provisions of
         SECTION 2.3(i), Agent shall not request Swing Lender as a Lender to make, and Swing Lender as a Lender shall not make, any Swing Loan if Agent shall have received written notice from any Lender, or otherwise has actual knowledge, that (i) one or more of the applicable conditions precedent set forth in SECTION 3 will not be satisfied on the requested Funding Date for the applicable Borrowing unless such condition has been waived, or (ii) the requested Borrowing would exceed the Availability of Borrower on such Funding Date. Swing Lender as a Lender shall not otherwise be required to determine whether the applicable conditions precedent set forth in SECTION 3 have been satisfied on the Funding Date applicable thereto prior to making, in its sole discretion, any Swing Loan.

                  (ii) The Swing Loans shall be secured by the Collateral and shall constitute Advances and Obligations hereunder, and shall bear interest at the rate applicable from time to time to Advances pursuant to SECTION 2.6 hereof.

                  (e) AGENT ADVANCES.

                  (i) Subject to the limitations set forth in the proviso contained in this SECTION 2.3(e), Agent hereby is authorized by Borrower and the Lenders, from time to time in Agent's sole discretion,
         (1) after the occurrence and during the continuance of a Default or an Event of Default, or (2) at any time that any of the other applicable conditions precedent set forth in SECTION 3 have not been satisfied, to make Advances to Borrower on behalf of the Lenders that Agent, in its reasonable business judgment, deems necessary or desirable, in any event in an amount not to exceed $100,000 (A) to preserve or protect the Collateral, or any portion thereof, (B) to enhance the likelihood of repayment of the Obligations, or (C) to pay any other amount chargeable to Borrower pursuant to the terms of this Agreement, including Lender Group Expenses and the costs, fees, and expenses described in SECTION 10 (any of the Advances described in this SECTION 2.3(e) being hereinafter referred to as "AGENT ADVANCES"); provided, that the Required Lenders may at any time revoke Agent's authorization contained in this SECTION 2.3(e) to make Agent Advances, any such revocation to be in writing and to become effective upon Agent's receipt thereof.

                  (ii) Agent Advances shall be repayable on demand and secured by the Collateral, shall constitute Advances and Obligations hereunder, and shall bear interest at the rate applicable from time to time to the Advances pursuant to SECTION 2.6 hereof.

                  (f) SETTLEMENT. It is agreed that each Lender's funded portion of the Advances is intended by the Lenders to equal, at all times, such Lender's Pro Rata Share of the outstanding Advances. Such agreement notwithstanding, Agent, Swing Lender, and the other Lenders agree (which agreement shall not be for the benefit of or enforceable by Borrower) that in order to facilitate the administration of this Agreement and the other Loan Documents, settlement among them as to the Advances, the Swing Loans, and the Agent Advances shall take place on a periodic basis in accordance with the following provisions:

                  (i) Agent shall request settlement ("SETTLEMENT") with the Lenders on a weekly basis, or on a more frequent basis if so determined by Agent, (1) on behalf of Swing Lender, with respect to each outstanding Swing Loan, (2) for itself, with respect to each Agent Advance, and (3) with respect to Collections received, as to each by notifying the Lenders by telecopy, telephone, or other similar form of transmission, of such requested Settlement, no later than 1:00 p.m. (California time) on the Business Day that is five Business Days prior to the date of such requested Settlement (the "SETTLEMENT REQUEST DATE")(the date of such requested Settlement being the "SETTLEMENT DATE"). Such notice of a Settlement Date shall include a summary statement of the amount of outstanding Advances, Swing Loans, and Agent Advances for the period since the last Settlement Request Date until the current Settlement Request Date, the amount of repayments received in such period, and the amounts allocated to each Lender of the interest, fees, and other charges for such period. Subject to the terms and conditions contained herein (including SECTION 2.3(c)(iii)): (y) if a Lender's balance of the Advances, Swing Loans, and Agent Advances exceeds such Lender's Pro Rata Share of the Advances, Swing Loans, and Agent Advances as of a Settlement Request Date, then Agent shall by no later than 1:00 p.m. (California time) on the Settlement Date transfer in immediately available funds to the account of such Lender as such Lender may designate, an amount such that each such Lender shall, upon receipt of such amount, have as of the Settlement Date, its Pro Rata Share of the Advances, Swing Loans, and Agent Advances; and (z) if a Lender's balance of the Advances, Swing Loans, and Agent Advances is less than such Lender's Pro Rata Share of the Advances, Swing Loans, and Agent Advances as of a Settlement Request Date, such Lender shall no later than 1:00 p.m. (California time) on the Settlement Date transfer in immediately available funds to such account of Agent as Agent may designate, an amount such that each such Lender shall, upon transfer of such amount, have as of the Settlement Date, its Pro Rata Share of the Advances, Swing Loans, and Agent Advances. Such amounts made available to Agent under clause (z) of the immediately preceding sentence shall be applied against the amounts of the applicable Swing Loan or Agent Advance and, together with the portion of such Swing Loan or Agent Advance representing Swing Lender's Pro Rata Share thereof, shall constitute Advances of such Lenders. If any such amount is not made available to Agent by any Lender on the Settlement Date applicable thereto to the extent required by the terms hereof, Agent shall be entitled to recover for its account such amount on demand from such Lender together with interest thereon at the Defaulting Lenders Rate.

                  (ii) In determining whether a Lender's balance of the Advances, Swing Loans, and Agent Advances is less than, equal to, or greater than such Lender's Pro Rata Share of the Advances, Swing Loans, and Agent Advances as of a Settlement Request Date, Agent shall, as part of the relevant Settlement, apply to such balance the portion of payments actually received in good funds by Agent or Swing Lender with respect to principal, interest, fees payable by Borrower and allocable to the Lenders hereunder, and proceeds of Collateral. To the extent that a net amount is owed to any such Lender after such application, such net amount shall be distributed by Agent or Swing Lender to that Lender as part of such next Settlement.

                  (iii) Between Settlement Dates, Agent, to the extent no Agent Advances or Swing Loans are outstanding, may pay over to Swing Lender any payments received by Agent, that in accordance with the terms of this Agreement would be applied to the reduction of the Advances, for application to Swing Lender's Pro Rata Share of the Advances. If, as of any Settlement Date, Collections received since the then immediately preceding Settlement Date have been applied to Swing Lender's Pro Rata Share of the Advances other than to Swing Loans or Agent Advances, as provided for in the previous sentence, Swing Lender shall pay to Agent for the accounts of the Lenders, and Agent shall pay to the Lenders, to be applied to the outstanding Advances of such Lenders, an amount such that each Lender shall, upon receipt of such amount, have, as of such Settlement Date, its Pro Rata Share of the Advances. During the period between Settlement Dates, Swing Lender with respect to Swing Loans, Agent with respect to Agent Advances, and each Lender with respect to the Advances other than Swing Loans and Agent Advances, shall be entitled to interest at the applicable rate or rates payable under this Agreement on the daily amount of funds employed by Swing Lender, Agent, or the Lenders, as applicable.

                  (g) NOTATION. Agent shall record on its books the principal amount of the Advances owing to each Lender, including the Swing Loans owing to Swing Lender, and Agent Advances owing to Agent, and the interests therein of each Lender, from time to time. In addition, each Lender is authorized, at such Lender's option, to note the date and amount of each payment or prepayment of principal of such Lender's Advances in its books and records, including computer records, such books and records constituting rebuttably presumptive evidence, absent manifest error, of the accuracy of the information contained therein.

                  (h) LENDERS' FAILURE TO PERFORM. All Advances (other than Swing Loans and Agent Advances) shall be made by the Lenders simultaneously and in accordance with their Pro Rata Shares. It is understood that (i) no Lender shall be responsible for any failure by any other Lender to perform its obligation to make any Advances hereunder, nor shall any Commitment of any Lender be increased or decreased as a result of any failure by any other Lender to perform its obligation to make any Advances hereunder, and (ii) no failure by any Lender to perform its obligation to make any Advances hereunder shall excuse any other Lender from its obligation to make any Advances hereunder.

                  (i) OPTIONAL OVERADVANCES. Any contrary provision of this Agreement notwithstanding, if the condition for borrowing under SECTION 3.3(d) cannot be fulfilled, the Lenders nonetheless hereby authorize Agent or Swing Lender, as applicable, and Agent or Swing Lender, as applicable, may, but is not obligated to, knowingly and intentionally continue to make Advances (including Swing Loans) to Borrower such failure of condition notwithstanding, so long as, at any time the outstanding Revolver Usage (except for and excluding amounts charged to the Loan Account for interest, fees, or Lender Group Expenses) does not exceed the Maximum Revolver Amount and the aggregate amount of such Advances does not in any event exceed $100,000. The foregoing provisions are for the sole and exclusive benefit of Agent, Swing Lender, and the Lenders and are not intended to benefit Borrower in any way. The Advances and Swing Loans, as applicable, that are made pursuant to this SECTION 2.3(i) shall be subject to the same terms and conditions as any other Advance or Swing Loan, as applicable, except that the rate of interest applicable thereto shall be the rates set forth in SECTION 2.6(c) hereof without regard to the presence or absence of a Default or Event of Default; provided, that the Required Lenders may, at any time during the continuance of an Event of Default or if Borrower fails to satisfy any other material lending condition, revoke Agent's authorization contained in this
SECTION 2.3(i) to make Overadvances (except for and excluding amounts charged to the Loan Account for interest, fees, or Lender Group Expenses), any such revocation to be in writing and to become effective upon Agent's receipt thereof.

                  (i) In the event Agent obtains actual knowledge that the Revolver Usage exceeds the amount permitted by the preceding paragraph, regardless of the amount of or reason for such excess, Agent shall notify Lenders as soon as practicable (and prior to making any (or any further) intentional Overadvances (except for and excluding amounts charged to the Loan Account for interest, fees, or Lender Group Expenses) unless Agent determines that prior notice would result in imminent harm to the Collateral or its value), and the Lenders thereupon shall, together with Agent, jointly determine the terms of arrangements that shall be implemented with Borrower intended to reduce, within a reasonable time, the outstanding principal amount of the Advances to Borrower to an amount permitted by the preceding paragraph. In the event any Lender disagrees over the terms of reduction and/or repayment of any Overadvance, the terms of reduction and/or repayment thereof shall be implemented according to the determination of the Required Lenders.

                  (ii) Each Lender shall be obligated to settle with Agent as provided in SECTION 2.3(f) for the amount of such Lender's Pro Rata Share of any unintentional Overadvances by Agent reported to such Lender, any intentional Overadvances made as permitted under this
         SECTION 2.3(i), and any Overadvances resulting from the charging to the Loan Account of interest, fees, or Lender Group Expenses.

                  (j) EFFECT OF BANKRUPTCY. If a case is commenced by or against Borrower under the Bankruptcy Code, or other statute providing for debtor relief, then, unless otherwise agreed by all Lenders, the Lender Group shall not make additional loans or provide additional financial accommodations under the Loan Documents to Borrower as debtor or debtor-in-possession, or to any trustee for Borrower, nor consent to the use of cash collateral (provided that the Loan Account shall continue to be charged, to the fullest extent permitted by law, for accruing interest, fees, and Lender Group Expenses).

         2.4 PAYMENTS.

                  (a) PAYMENTS BY BORROWER.

                           (i) All payments to be made by Borrower shall be made
                  without set-off, recoupment, deduction, or counterclaim, except as otherwise required by law. Except as otherwise expressly provided herein, all payments by Borrower shall be made to Agent for the account of the Lender Group at Agent's address set forth in SECTION 12, and shall be made in immediately available funds, no later than 11:00 a.m. (California time) on the date specified herein. Any payment received by Agent later than 11:00 a.m. (California time), at the option of Agent, shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue until such following Business Day.

                           (ii) Whenever any payment is due on a day other than
                  a Business Day, such payment shall be made on the following Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.

                           (iii) Unless Agent receives notice from Borrower
                  prior to the date on which any payment is due to the Lenders that Borrower will not make such payment in full as and when required, Agent may assume that Borrower has made (or will make) such payment in full to Agent on such date in immediately available funds and Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent Borrower does not make such payment in full to Agent on the date when due, each Lender severally shall repay to Agent on demand such amount distributed to such Lender, together with interest thereon at the Base Rate for each day from the date such amount is distributed to such Lender until the date repaid.

                  (b) APPORTIONMENT, APPLICATION, AND REVERSAL OF PAYMENTS. Except as otherwise provided with respect to Defaulting Lenders, principal and interest payments shall be apportioned ratably among the Lenders (according to the unpaid principal balance of the Obligations to which such payments relate held by each individual Lender) and payments of fees (other than fees designated for Agent's sole and separate account) shall, as applicable, be apportioned ratably among the Lenders having a Pro Rata Share of the type of credit facility as to which the particular fee is applicable. All payments shall be remitted to Agent and all such payments not relating to principal or interest of specific Obligations or not constituting payment of specific fees, and all proceeds of Collateral received by Agent, shall be applied to amounts due and owing in the following order:

                  (i) to pay any fees or expense reimbursements then due to Agent from Borrower,

                  (ii) to pay any fees or expense reimbursements then due to the Lenders from Borrower,

                  (iii) to pay interest due in respect of all outstanding Advances (including Swing Loans and Agent Advances),

                  (iv) to pay fees, charges, commissions, and costs in respect of all outstanding Letters of Credit,

                  (v) [intentionally omitted]

                  (vi) to pay or prepay principal of Swing Loans and Agent Advances,

                  (vii) to pay principal of all outstanding Advances (other than Swing Loans and Agent Advances),

                  (viii) [intentionally omitted]

                  (ix) provide, upon an Event of Default, cash collateral to be held by Agent, for the ratable benefit of those Lenders having a Pro Rata Share of the Letters of Credit, in an amount equal to 105% of the maximum amount of the Lender Group's obligations under Letters of Credit; and

                  (x) to pay any other Obligations due to Agent, or any Lender by Borrower.

                  (c) MANDATORY PREPAYMENTS.

                  (i) Borrower will, immediately upon delivery of the calculation, pursuant to Section 6.3, of the Excess Cash Flow, if any, for each quarter, prepay to Lenders the following amounts from such quarterly Excess Cash Flow: (x) any and all interest then owing to Lenders, plus (y) principal equal in amount to all interest and fees for which Borrower has previously elected payment-in-kind treatment, minus amounts previously prepaid by Borrower on account of such payment-in-kind interest and fees, plus (z) 80% of any further quarterly Excess Cash Flow.

                  (ii) Immediately upon the receipt of the proceeds of any Disposition, Borrower will prepay the amounts owing to Lenders by an amount equal to the proceeds of such Disposition, net only of the direct out of pocket costs to Borrower of such Disposition, with such prepayment to be applied as follows: (x) first, to any and all interest then owing to Lenders; then (y) second, to principal in an amount equal to all interest and fees for which Borrower has previously elected payment-in-kind treatment, minus amounts previously prepaid by Borrower on account of such payment-in-kind interest and fees, and then (z) to principal owing as part of the Obligations.

                  (iii) The Maximum Amount will be permanently reduced by the amount of principal prepaid pursuant to subsection (ii) above (but not prepayments of principal owing on account of Borrower's election for payment-in-kind of certain fees and interest) as a result of any such Disposition.

         2.5 OVERADVANCES. If, at any time or for any reason, the amount of Obligations owed by Borrower to the Lender Group pursuant to SECTIONS 2.1 AND
2.12 is greater than the limitations set forth in SECTIONS 2.1 OR 2.12, (an "OVERADVANCE"), Borrower immediately shall pay to Agent, in cash, the amount of such excess, which amount shall be used by Agent to reduce the Obligations in accordance with the priority set forth in SECTION 2.4(b). In addition, Borrower hereby promises to pay the Obligations (including principal, interest, fees, costs, and expenses) in Dollars (except to the extent that Borrower has exercised its option to make payment in kind of certain interest and fees under the terms of this Agreement) in full to the Lender Group as and when due and payable under the terms of this Agreement and the other Loan Documents.

         2.6 INTEREST AND LETTER OF CREDIT FEES: RATES, PAYMENTS, AND CALCULATIONS.

                  (a) INTEREST RATES. Except as provided in clause (c) below, all Obligations (except for undrawn Letters of Credit) that have been charged to the Loan Account pursuant to the terms hereof shall bear interest on the Daily Balance thereof at a per annum rate of 3.0 percentage points above the Base Rate.

                  (b) LETTER OF CREDIT FEE. Borrower shall pay Agent additional interest in the form of a fee (in addition to the charges, commissions, fees, and costs set forth in SECTION 2.12(e)) equal to 2.0% per annum times the aggregate undrawn amount of all outstanding Letters of Credit.

                  (c) DEFAULT RATE. Upon the occurrence and during the continuation of an Event of Default, all Obligations (except for undrawn Letters of Credit) that have been charged to the Loan Account pursuant to the terms hereof shall bear interest on the Daily Balance thereof at a per annum rate equal to 4 percentage points above the per annum rate otherwise applicable hereunder.

                  (d) MINIMUM INTEREST. In no event shall the rate of interest chargeable against the Daily Balance hereunder for any day be less than 10.75% per annum. To the extent that interest accrued hereunder at the rate set forth herein would be less than the foregoing minimum daily rate, the interest rate chargeable hereunder for such day automatically shall be deemed increased to the minimum rate.

                    (e) PAYMENTS. Interest and Letter of Credit fees payable hereunder shall be due and payable, in arrears, on the first day of each month during the term hereof. Borrower hereby authorizes Agent, without prior notice to Borrower, to charge such interest and Letter of Credit fees, all Lender Group Expenses (as and when incurred), the charges, commissions, fees, and costs provided for in SECTION 2.12(e) (as and when accrued or incurred), the fees and charges provided for in SECTION 2.11 (as and when accrued or incurred), and all installments or other payments due under any Loan Document to Borrower's Loan Account, which amounts thereafter shall accrue interest at the rate then applicable to Advances hereunder. Agent shall give written notice to Borrower if and when Lender charges Lender Group Expenses, or amounts under Sections 2.11 and 2.12(e), to Borrower's Loan Account. Any interest not paid when due shall be compounded and shall thereafter accrue interest at the rate then applicable to Advances hereunder.

                    (f) COMPUTATION. All interest and fees chargeable under the Loan Documents shall be computed on the basis of a 360 day year for the actual number of days elapsed. In the event the Base Rate is changed from time to time hereafter, the applicable rates of interest hereunder automatically and immediately shall be increased or decreased by an amount equal to such change in the Base Rate.

                    (g) INTENT TO LIMIT CHARGES TO MAXIMUM LAWFUL RATE. In no event shall the interest rate or rates payable under this Agreement, plus any other amounts paid in connection herewith, exceed the highest rate permissible under any law that a court of competent jurisdiction shall, in a final determination, deem applicable. Borrower and the Lender Group, in executing and delivering this Agreement, intend legally to agree upon the rate or rates of interest and manner of payment stated within it; provided, however, that, anything contained herein to the contrary notwithstanding, if said rate or rates of interest or manner of payment exceeds the maximum allowable under applicable law, then, ipso facto as of the date of this Agreement, Borrower is and shall be liable only for the payment of such maximum as allowed by law, and payment received from Borrower in excess of such legal maximum, whenever received, shall be applied to reduce the principal balance of the Obligations to the extent of such excess.

         2.7 COLLECTION OF ACCOUNTS. Upon the occurrence and pendancy of an Event of Default, Agent may require Borrower to maintain lockboxes (the "Lockboxes") and instruct all Account Debtors to remit all amounts owed by them to one of such Lockboxes. Borrower, Agent, and the Lockbox Banks shall enter into the Lockbox Agreements, which among other things shall provide for the opening of a Lockbox Account for the deposit of Collections at the applicable Lockbox Bank. Notwithstanding the Borrower's cure of any Events of Default, Agent may continue to require Borrower to comply with the provisions of this section. Borrower agrees that all Collections received by Borrower while the provisions of this section are in effect from any Account Debtor or any other source immediately upon receipt shall be deposited into a Lockbox Account or into deposit accounts that are not the subject of a Lockbox Agreement and from which Borrower shall remit all funds contained therein to one of the Lockbox Accounts (any such deposit account, a "Qualified Local Deposit Account"); PROVIDED, HOWEVER, Borrower shall maintain no more than 50 Qualified Local Deposit Accounts; PROVIDED FURTHER, HOWEVER, that all Collections received into such Qualified Local Deposit Accounts shall be wired directly or indirectly no less frequently than weekly to the Concentration Account. No Lockbox Agreement or other arrangement contemplated thereby shall be modified by Borrower without the prior written consent of Agent. Upon the terms and subject to the conditions set forth in the Lockbox Agreements, all amounts received in each Lockbox Account shall be wired directly or indirectly each Business Day into the Concentration Account. All amounts received in the Concentration Account shall be wired each Business Day into an account (the "Agent's Account") maintained by Agent at a depository selected by Agent.

         2.8 CREDITING PAYMENTS; FLOAT CHARGE. The receipt of any payment by Agent (whether from transfers to Agent by the Lockbox Banks pursuant to the Lockbox Agreements or otherwise) shall not be considered a payment on account unless such payment item is a wire transfer of immediately available federal funds made to the Agent Account or unless and until such payment item is honored when presented for payment. Should any payment item not be honored when presented for payment, then Borrower shall be deemed not to have made such payment and interest shall be calculated accordingly. Anything to the contrary contained herein notwithstanding, any payment item shall be deemed received by Agent only if it is received into the Agent Account on a Business Day on or before 11:00 a.m. (California time). If any Collection item is received into the Agent Account on a non-Business Day or after 11:00 a.m. (California time) on a Business Day, it shall be deemed to have been received by Agent as of the opening of business on the immediately following Business Day. From and after the Closing Date, Agent shall be entitled to charge Borrower for two Business Days of `clearance' or `float' at the rate applicable to Advances set forth in
SECTION 2.6(a)(i) or SECTION 2.6(c)(i), as applicable, on all Collections that are received by Borrower (regardless of whether forwarded by the Lockbox Banks to Agent). This across-the-board two Business Day clearance or float charge on all Collections is acknowledged by the parties to constitute an integral aspect of the pricing of the financing of Borrower and shall apply irrespective of whether or not there are any outstanding monetary Obligations; the effect of such clearance or float charge being the equivalent of charging two Business Days of interest on such Collections. Anything contained herein to the contrary notwithstanding, the economic benefit of such clearance or float charge shall be shared ratably by all Lenders. On a monthly basis, Borrower shall report to Agent such information as is reasonably required by Agent to enable Agent to calculate such clearance or float charges payable under this section.

         2.9 DESIGNATED ACCOUNT. Agent is authorized to make the Advances and issue the Letters of Credit under this Agreement based upon telephonic or other instructions received from an Authorized Person, or without instructions if pursuant to SECTION 2.6(d). Borrower agrees to establish and maintain the Designated Account with the Designated Account Bank for the purpose of receiving the proceeds of the Advances requested by Borrower and made by Agent or the Lenders hereunder. Unless otherwise agreed in writing by Agent and

Borrower, any Advance, Agent Advance, or Swing Loan requested by Borrower and made by Agent or the Lenders hereunder shall be made to the Designated Account.

         2.10 MAINTENANCE OF LOAN ACCOUNT; STATEMENTS OF OBLIGATIONS. Agent shall maintain an account on its books in the name of Borrower (the "LOAN ACCOUNT") on which Borrower will be charged with all Advances made by Agent or the Lenders to Borrower or for Borrower's account, including, accrued interest, Lender Group Expenses, and any other payment Obligations of Borrower. In accordance with SECTION 2.8, the Loan Account will be credited with all payments received by Agent from Borrower or for Borrower's account, including all amounts received in the Agent Account from any Lockbox Bank. Agent shall render monthly statements regarding the Loan Account to Borrower, including principal, interest, fees, and including an itemization of all charges and expenses constituting Lender Group Expenses owing, and such statements shall be conclusively presumed to be correct and accurate and constitute an account stated between Borrower and the Lender Group unless, within 45 days after receipt thereof by Borrower, Borrower shall deliver to Agent written objection thereto describing the error or errors contained in any such statements.

         2.11 FEES. Borrower shall pay to Agent the following fees, which fees shall be non-refundable when paid:

                  (a) UNUSED LINE FEE. To the Agent, for the Pro Rata benefit of each Lender with a Revolving Credit Commitment, on the first day of each month during the term of this Agreement, an unused line fee calculated on a monthly basis and in an amount equal to .50% per annum divided by twelve then multiplied by the result of (a) the Maximum Amount, less (b) the sum of (i) the result of the total Daily Balances of Advances for each day in the immediately preceding month divided by the actual number of days in the immediately preceding month, plus (ii) the result of the total Daily Balances of the Letter of Credit Usage for each day in the immediately preceding month divided by the actual number of days in the immediately preceding month,

                  (b) SERVICING FEE. To the Agent, for the sole and separate account of Agent, a Servicing Fee of $10,000 per month, payable on the first Business Day of each month during which any Obligations remain unpaid,

                  (c) DEFERRED CLOSING FEE. Upon the Closing Date, Lenders will fully earn additional interest in the form of a fee ("Deferred Closing Fee") equal to three percent (3%) of the Maximum Amount. So long as no Event of Default occurs, or an event which, with the giving of notice or passage of time or both, would become an Event of Default, occurs, the Deferred Closing Fee would be reduced (and interest accruing thereon would be proportionately reduced) to: (i) one percent (1%) of the Maximum Amount if all of the Obligations are paid in full within the first one hundred and eighty (180) days after the Closing Date; (ii) one and one half of one percent (1.5%) of the Maximum Amount if all the Obligations are paid in full within the first two hundred and forty (240) days after the Closing Date; (iii) two percent (2%) of the Maximum Amount if all the Obligations are paid in full within the first three hundred days after the Closing Date; and (iv) two and one half percent (2.5%) of the Maximum Amount if all the Obligations are paid in full within the first three hundred and sixty days after the Closing Date. At the option of Borrower, and in lieu of payment in cash, this additional interest may be payment-in-kind interest that would be added to principal on the date earned and thereafter treated as principal for all purposes except: (i) principal owing on account of such payment-in-kind interest will not be considered in the calculation of Availability or Indebtedness; and (ii) interest accruing on principal owing on account of such payment-in-kind interest would also constitute payment-in-kind interest that would be added to principal on the date earned and thereafter treated as principal. The Deferred Closing Fee shall be for the ratable benefit of the Lenders. The Deferred Closing Fee will be fully due and payable in cash on the Closing Date unless Borrower exercises its option for payment-in-kind treatment.

                  (d) FACILITY FEE. So long as any Obligations are outstanding, Lenders will earn additional interest in the form of a fee ("Facility Fee") payable in advance on the first day of each month or portion thereof in which any Obligations are outstanding as follows: one half of one percent (.5%) of the Maximum Amount each month in months one through eleven after the Closing Date; three quarters of one percent (.75%) of the Maximum Amount each month in months sixteen through eighteen after the Closing Date; one percent (1%) of the Maximum Amount in months nineteen through twenty one after the Closing Date; one and one quarter percent (1.25%) of the Maximum Amount each month thereafter. No payment of any Facility Fee will be required in months twelve through fifteen after the Closing Date. At the option of Borrower, and in lieu of payment in cash, this additional interest may be payment-in-kind interest that would be added to principal on the date earned and thereafter treated as principal for all purposes except: (i) principal owing on account of such payment-in-kind interest will not be considered in the calculation of Availability or Indebtedness; and
(ii) interest accruing on principal owing on account of such payment-in-kind interest would also constitute payment-in-kind interest that would be added to principal on the date earned and thereafter treated as principal. The Facility Fee shall be for the ratable benefit of the Lenders.

                  (e) DEFERRED LINE FEE. Upon the Closing Date, Lenders will fully earn additional interest in the form of a fee ("Deferred Line Fee") equal to two and one half percent (2.5%) of the Maximum Amount. So long as no Event of Default occurs, or an event which, with the giving of notice or passage of time or both, would become an Event of Default, occurs, the Deferred Line Fee would be reduced (and interest accruing thereon would be proportionately reduced) to:
(i) zero if all of the Obligations are paid in full within the first one hundred and eighty (180) days after the Closing Date; (ii) one half of one percent (.5%) of the Maximum Amount if all the Obligations are paid in full within the first two hundred and forty (240) days after the Closing Date; (iii) one percent (1%) of the Maximum Amount if all the Obligations are paid in full within the first three hundred days after the Closing Date; and (iv) two percent (2%) of the Maximum Amount if all the Obligations are paid in full within the first three hundred and sixty days after the Closing Date. The Deferred Line Fee shall be due and payable upon the earlier of the termination of the obligations of Lenders under this Agreement, after the occurrence of an Event of Default, or the first anniversary of the Closing Date. The Deferred Line Fee shall be for the ratable benefit of the Lenders.

                  (f) FINANCIAL EXAMINATION, VALUATION, AND APPRAISAL FEES. For the sole and separate account of Agent, a separate fee of $650 per day, per examiner, a separate fee of $1500 per day, per appraiser, plus out-of-pocket expenses for each financial analysis and examination (i.e., audits) of Borrower performed by personnel employed by Agent; and, in addition the charges actually paid or actually incurred by Agent or any Lender in its or their sole discretion, reasonably exercised, of one or more third Persons to perform such financial analyses and examinations (i.e., audits) of Borrower or to appraise the Collateral.

         2.12 LETTERS OF CREDIT.

                  (a) Subject to the terms and conditions of this Agreement, Agent agrees to issue letters of credit for the account of Borrower (each, an "L/C") or to purchase participations, or execute indemnities or reimbursement obligations (each such undertaking, an "L/C UNDERTAKING") with respect to letters of credit issued by an issuing bank for the account of Borrower. Agent shall have no obligation to issue a Letter of Credit, Agent shall not request any Lender to issue a Letter of Credit, and no Lender shall issue a Letter of Credit if any of the following would result:

                  (i) the Letter of Credit Usage plus the Revolver Usage would exceed the Maximum Amount,

                  (ii) the Letter of Credit Usage would exceed $5,000,000, or

                  (iii) the Revolver Usage would exceed the Maximum Revolver Amount.

Borrower and Agent acknowledge and agree that certain of the letters of credit that are to be the subject of L/C Undertakings may be outstanding on the Closing Date. Each Letter of Credit shall have an expiry date no later than 30 days prior to the Maturity Date (without regard to any potential renewal term) and all such Letters of Credit shall be in form and substance acceptable to Agent (in the exercise of its Permitted Discretion). If Agent is obligated to advance funds under a Letter of Credit, Borrower immediately shall reimburse such amount to Agent and, in the absence of such reimbursement, the amount so advanced immediately and automatically shall be deemed to be an Advance hereunder and, thereafter, shall bear interest at the rate then applicable to Advances under
SECTION 2.6. Anything herein to the contrary notwithstanding, Agent shall not issue a Letter of Credit if Agent shall have received written notice from any Lender, or otherwise has actual knowledge, that one or more of the applicable conditions precedent set forth in SECTION 3 will not be satisfied on the requested date of issuance for the applicable Letter of Credit (unless such condition has been waived in accordance herewith).

                  (b) Each Lender agrees to fund its Pro Rata Share of any Advance deemed made pursuant to the foregoing subsection on the same terms and conditions as if

Borrower had requested such Advance. Each Lender with a Pro Rata Share of the Letters of Credit shall be deemed to have purchased a participation in each Letter of Credit, in an amount equal to its Pro Rata Share of the Risk Participation Liability of such Letter of Credit, and each Lender agrees to pay to Agent such Lender's Pro Rata Share of any payments made by Agent under such Letter of Credit. The obligation of each Lender to deliver to Agent an amount equal to its respective Pro Rata Share pursuant to the preceding two sentences shall be absolute and unconditional and such remittance shall be made notwithstanding the occurrence or continuation of an Event of Default or Default or the failure to satisfy any condition set forth in SECTION 3 hereof. If any Lender fails to make available to Agent the amount of such Lender's Pro Rata Share of any payments made by Agent in respect of such Letter of Credit as provided in this Section, Agent shall be entitled to recover such amount on demand from such Lender together with interest thereon at the Base Rate until paid in full.

                  (c) Borrower hereby agrees to indemnify, save, defend, and hold the Lender Group harmless from any loss, cost, expense, or liability, expenses, and reasonable attorneys' fees incurred by the Lender Group arising out of or in connection with any Letter of Credit, except that Borrower shall have no indemnification obligation to the Lender Group with respect to any of the foregoing that a court of competent jurisdiction finally determines to have resulted from the gross negligence or willful misconduct of the Lender Group. Borrower agrees to be bound by the issuing bank's regulations and interpretations of any letter of credit that is the subject of an L/C Undertaking and opened to or for Borrower's account or by Agent's interpretations of any L/C issued by Agent to or for Borrower's account, even though this interpretation may be different from Borrower's own, and Borrower understands and agrees that the Lender Group shall not be liable for any error, negligence, or mistake, whether of omission or commission, in following Borrower's instructions or those contained in the Letter of Credit or any modifications, amendments, or supplements thereto. Borrower understands that the L/C Undertakings may require Agent to indemnify the issuing bank for certain costs or liabilities arising out of claims by Borrower against such issuing bank. Borrower hereby agrees to indemnify, save, defend, and hold the Lender Group harmless with respect to any loss, cost, expense (including reasonable attorneys fees), or liability incurred by the Lender Group under any L/C Undertaking as a result of the Lender Group's indemnification of any such issuing bank.

                  (d) Borrower hereby authorizes and directs any bank that issues a letter of credit that is the subject of an L/C Undertaking to deliver to Agent all instruments, documents, and other writings and property received by the issuing bank pursuant to such letter of credit, and to accept and rely upon Agent's instructions with respect to all matters arising in connection with such letter of credit and the related application.

                  (e) Any and all reasonable charges, commissions, fees, and costs incurred by Agent relating to the letters of credit that are the subject of an L/C Undertaking shall be considered Lender Group Expenses for purposes of this Agreement and immediately shall be reimbursable by Borrower to Agent.

                  (f) If by reason of (i) any change in any applicable law, treaty, rule, or regulation or any change in the interpretation or application thereof by any Governmental Authority, or (ii) compliance by the issuing bank or the Lender Group with any direction, request, or requirement (irrespective of whether having the force of law) of any Governmental Authority or monetary authority including, Regulation D of the Federal Reserve Board as from time to time in effect (and any successor thereto):

                  (i) any reserve, deposit, or similar requirement is or shall be imposed or modified in respect of any Letters of Credit issued hereunder, or

                  (ii) there shall be imposed on the issuing bank or the Lender Group any other condition regarding any Letter of Credit issued pursuant hereto;

                  and the result of the foregoing is to increase, directly or indirectly, the cost to the Lender Group of issuing, making, guaranteeing, or maintaining any Letter of Credit or to reduce the amount receivable in respect thereof by the Lender Group, then, and in any such case, Agent may, at any time within a reasonable period after the additional cost is incurred or the amount received is reduced, notify Borrower, and Borrower shall pay on demand such amounts Agent may specify to be necessary to compensate the Lender Group for such additional cost or reduced receipt, together with interest on such amount from the date of such demand until payment in full thereof at the rate then applicable to Advances hereunder. The Lender Group shall take such steps as are commercially reasonable under the circumstances to mitigate such additional costs or reduced receipts. The determination by Agent of any amount due pursuant to this Section, as set forth in a certificate setting forth the calculation thereof in reasonable detail, shall, in the absence of manifest or demonstrable error, be final and conclusive and binding on all of the parties hereto.

3. CONDITIONS; TERM OF AGREEMENT.

         3.1 CONDITIONS PRECEDENT TO THE INITIAL EXTENSION OF CREDIT. The obligation of the Lender Group (or any member thereof) to make the initial Advance (or otherwise to extend any credit provided for hereunder), is subject to the fulfillment, to the reasonable satisfaction of Agent, of each of conditions precedent set forth below:

                  (a) the Closing Date shall occur on or before December 15, 1999;

                  (b) Agent shall have received each of the following documents, in form and substance satisfactory to Agent, duly executed, and each such document shall be in full force and effect:

                  (i) this Agreement;

                  (ii) the Disbursement Letter;

                  (iii) the Pay-Off Letter;

                  (iv) the Stock Pledge Agreement;

                  (v) the Suretyship Agreement;

                  (c) Agent shall have received a certificate from the Secretary of Borrower attesting to the resolutions of Borrower's Board of Directors authorizing its execution, delivery, and performance of this Agreement and the other Loan Documents to which Borrower is a party and authorizing specific officers of Borrower to execute the same;

                  (d) Agent shall have received copies of Borrower's Governing Documents, as amended, modified, or supplemented to the Closing Date, certified by the Secretary of Borrower;

                  (e) Agent shall have received a certificate of status with respect to Borrower, dated within 10 days of the Closing Date, such certificate to be issued by the appropriate officer of the jurisdiction of organization of Borrower, which certificate shall indicate that Borrower is in good standing in such jurisdiction;

                  (f) Agent shall have received certificates of status with respect to Borrower, each dated within 30 days of the Closing Date, such certificates to be issued by the appropriate officer of the jurisdictions in which its failure to be duly qualified or licensed would constitute a Material Adverse Change, which certificates shall indicate that Borrower is in good standing in such jurisdictions;

                  (g) Agent shall have received a certificate of insurance, together with the endorsements thereto, as are required by SECTION 6.9, the form and substance of which shall be satisfactory to Agent and its counsel;

                  (h) Agent shall have received the certified copies of the policies of insurance, together with the endorsements thereto, as are required by SECTION 6.9, the form and substance of which shall be satisfactory to Agent and its counsel;

                  (i) Agent shall have received such Collateral Access Agreements from lessors, warehousemen, bailees, and other third persons as Agent may reasonably require;

                  (j) Agent shall have received an opinion of Borrower's counsel in form and substance satisfactory to Agent in its Permitted Discretion;

                  (k) Agent shall have received satisfactory evidence that all tax returns required to be filed by Borrower have been timely filed and all taxes upon Borrower or its properties, assets, income, and franchises (including real property taxes and payroll taxes) have been paid prior to delinquency, except such taxes that are the subject of a Permitted Protest;

                  (l) Agent shall have received all financing statements required by Agent, duly executed by Borrower;

                  (m) Borrower shall pay all Lender Group Expenses incurred by Agent or any other Lender in connection with the entry of Agent and the Lenders into this Agreement;

                  (n) all other documents and legal matters in connection with the transactions contemplated by this Agreement deemed to be necessary in Agent's sole discretion, reasonably exercised, shall have been delivered, executed, or recorded and shall be in form and substance satisfactory to Agent and its counsel.

         3.2 [INTENTIONALLY OMITTED].

         3.3 CONDITIONS PRECEDENT TO ALL EXTENSIONS OF CREDIT. The obligation of the Lender Group (or any member thereof) to make all Advances, Swing Loans, or to issue Letters of Credit (and to make any other extensions of credit provided for hereunder) shall be subject to the following conditions precedent:

                  (a) the representations and warranties contained in this Agreement and the other Loan Documents shall be true and correct in all material respects on and as of the date of such extension of credit, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date),

                  (b) no Default or Event of Default shall have occurred and be continuing on the date of such extension of credit, nor shall either result from the making thereof;

                  (c) no injunction, writ, restraining order, or other order of any nature prohibiting, directly or indirectly, the extending of such credit shall have been issued and remain in force by any Governmental Authority against Borrower, Agent, any Lender, or any of their Affiliates;

                  (d) the occurrence of the all conditions to the Effective Date as defined in Borrower's confirmed Chapter 11 Plan of Reorganization other than the condition requiring Borrower to have credit availability under the Exit Facility, to the extent that such condition is construed to mean that all conditions precedent under this Section have been satisfied;

                  (e) the amount of the Availability is greater than zero (0);
and

                  (f) in the sole and absolute judgment of the Lenders, no Material Adverse Change in the condition (financial or otherwise) of Borrower or the Collateral shall have occurred.

                  The foregoing conditions precedent are not conditions to each Lender (i) participating in or reimbursing Agent for such Lenders' Pro Rata Share of any drawings under Letters of Credit as provided herein, or (ii) participating in or reimbursing Swing Lender or the Agent for such Lenders' Pro Rata Share of any Swing Loan or Agent Advance as provided herein.

         3.4 TERM. This Agreement shall continue in full force and effect until November __, 2001 (the "MATURITY Date"). The foregoing notwithstanding, the Required Lenders shall have the right to terminate the obligations of the Lenders under this Agreement immediately and without notice upon the occurrence and during the continuation of an Event of Default.

         3.5 EFFECT OF TERMINATION. On the date of termination of this Agreement, all Obligations, other than Post-Termination Obligations, immediately shall become due and payable without notice or demand. No termination of this Agreement, however, shall relieve or discharge Borrower of Borrower's Obligations, and the security interests in the Collateral for the benefit of the Lender Group shall remain in effect until all Obligations, except the Post-Termination Obligations, have been fully and finally paid and the Lender Group's obligations to provide additional credit under this Agreement have been terminated. Upon termination of this Agreement and after all Obligations, other than Post-Termination Obligations, have been fully and finally paid and the Lender Group's obligations to provide additional credit under the Loan Documents have been terminated irrevocably, then subject to the provisions of this Section 3.5, Agent will, at Borrower's sole expense, execute and deliver any Uniform Commercial Code termination statements, lien releases, mortgage releases, re-assignments of trademarks, discharges of security interests, and other similar discharge or release documents (and, if applicable, in recordable form) as are reasonably necessary to release, as of record, the security interests, financing statements, and all other notices of security interests and liens previously filed by Agent for the benefit of the Lender Group with respect to the Obligations. In the event that Agent determines in the exercise of its reasonable discretion that (i) ongoing events have given, or will give, rise to a claim for Indemnified Liabilities by an Indemnified Person and (ii) Borrower's Obligations with respect to such Indemnified Liabilities cannot be discharged prior to the termination of this Agreement, Agent may require Borrower to secure the payment of such Indemnified Liabilities with collateral in form and amount reasonably determined by Agent to be acceptable for such purpose and if Borrower does not do so prior to termination of this Agreement, Agent may retain such security interests in the Collateral as it determines in its reasonable discretion are necessary to secure such Indemnified Liabilities until such time as Borrower makes available other collateral acceptable to Agent or such Indemnified Liabilities are fully and finally discharged.

4. CREATION OF SECURITY INTEREST.

         4.1 GRANT OF SECURITY INTEREST. Borrower hereby grants to Agent, for the benefit of the Lender Group, a continuing security interest in all currently existing and hereafter acquired or arising Collateral in order to secure prompt repayment of any and all Obligations and in order to secure prompt performance by Borrower of each of its covenants and duties under the Loan Documents ("AGENT'S LIENS"). The Agent's Liens in and to the Collateral shall attach to all Collateral without further act on the part of the Lender Group or Borrower and the Agent's Liens on the Collateral shall be senior to all other liens and claims (other than Senior Permitted Liens). Due to the great expense and time involved in redocumenting the perfection of the security interests in favor of the Lenders, Borrower and the Lenders have agreed that the financing statements, fixture filings and the like that have been filed or recorded in connection with the Pre-Petition Loan Agreement and/or the DIP Loan Agreement may remain in place and unterminated and shall constitute evidence and notice of the perfection of Lenders' liens and security interests in the Collateral provided hereunder. Notwithstanding such agreement and understanding, as a precautionary matter only, Agent has determined to file new financing statements in selected jurisdictions in order to maximize the notice provided of Agent's Liens, and such precautionary filings of such financing statements is not intended to be, and should not be construed to be, an admission or acknowledgement of any nature that the prior filings are in any way ineffective to fully and properly perfect the Agent's Liens. Anything contained in this Agreement or any other Loan Document to the contrary notwithstanding, except for Permitted Dispositions, Borrower has no authority, express or implied, to dispose of any item or portion of the Collateral.

         4.2 NEGOTIABLE COLLATERAL. In the event that any Collateral, including proceeds, is evidenced by or consists of Negotiable Collateral, Borrower, immediately upon the request of Agent, shall endorse and deliver physical possession of such Negotiable Collateral to Agent.

         4.3 COLLECTION OF ACCOUNTS, GENERAL INTANGIBLES, AND NEGOTIABLE COLLATERAL. At any time after the occurrence and during the continuation of an Event of Default, Agent or Agent's designee may (a) notify customers or Account Debtors of Borrower that the Accounts, General Intangibles, or Negotiable Collateral have been assigned to Agent for the benefit of the Lender Group or that Agent for the benefit of the Lender Group has a security interest therein, and (b) collect the Accounts, General Intangibles, and Negotiable Collateral directly and charge the collection costs and expenses to the Loan Account. Borrower agrees that, in such event, it will hold in trust for the Lender Group, as the Lender Group's trustee, any Collections that it receives and immediately will deliver said Collections to Agent in their original form as received by Borrower.

         4.4 DELIVERY OF ADDITIONAL DOCUMENTATION REQUIRED. At any time upon the request of Agent, Borrower shall execute and deliver to Agent, all financing statements, fixture filings, security agreements, pledges, assignments, endorsements of certificates of title, and all other documents that Agent reasonably may request, in form and substance reasonably satisfactory to Agent, to perfect and continue perfected Agent's Liens in the Collateral (whether now owned or hereafter arising or acquired), and in order to fully consummate all of the transactions contemplated hereby and under the other the Loan Documents.

         4.5 POWER OF ATTORNEY. Borrower hereby irrevocably makes, constitutes, and appoints Agent (and any of Agent's officers, employees, or agents designated by Agent) as Borrower's true and lawful attorney, with power to (a) if Borrower refuses to, or fails timely to execute and deliver any of the documents described in SECTION 4.4, sign the name of Borrower on any of the documents described in SECTION 4.4, (b) at any time that an Event of Default has occurred and is continuing, sign Borrower's name on any invoice or bill of lading relating to any Account, drafts against Account Debtors, and notices to Account Debtors, (c) at any time that an Event of Default has occurred and is continuing, send requests for verification of Accounts, (d) at any time that an Event of Default has occurred and is continuing, endorse Borrower's name on any Collection item that may come into the Lender Group's possession, (e) at any time that an Event of Default has occurred and is continuing, notify the post office authorities to change the address for delivery of Borrower's mail to an address designated by Agent, to receive and open all mail addressed to Borrower, and to retain all mail relating to the Collateral and promptly forward all other mail to Borrower, (f) at any time that an Event of Default has occurred and is continuing, make, settle, and adjust all claims under Borrower's policies of insurance and make all determinations and decisions with respect to such policies of insurance, and (g) at any time that an Event of Default has occurred and is continuing, settle and adjust disputes and claims respecting the Accounts directly with Account Debtors, for amounts and upon terms that Agent determines to be reasonable, and Agent may cause to be executed and delivered any documents and releases that Agent determines to be necessary in connection therewith. The appointment of Agent as Borrower's attorney, and each and every one of its rights and powers, being coupled with an interest, is irrevocable until all of the Obligations have been fully and finally repaid and performed and the Lender Group's obligations to extend credit hereunder are terminated.

         4.6 RIGHT TO INSPECT. Agent and each Lender (through any of their respective officers, employees, or agents) shall have the right, from time to time hereafter, on reasonable notice and during business hours, to inspect the Books and to check, test, and appraise the Collateral in order to verify Borrower's financial condition or the amount, quality, value, condition of, or any other matter relating to, the Collateral.

5. REPRESENTATIONS AND WARRANTIES. In order to induce the Lender Group to enter into this Agreement, Borrower, and each of its Subsidiaries, as applicable, makes the following representations and warranties to the Lender Group which shall be true, correct, and complete, in all material respects, as of the date hereof, and shall be true, correct, and complete in all respects as of the Closing Date, and at and as of the date of the making of each Advance (or other extension of credit) made thereafter, as though made on and as of the date of such Advance (or other extension of credit) (except to the extent that such representations and warranties relate solely to an earlier date) and such representations and warranties shall survive the execution and delivery of this
Agreement:

         5.1 NO ENCUMBRANCES. Borrower has good and indefeasible title to the Collateral, free and clear of Liens except for Permitted Liens and Agent's Liens on the Telephones are prior to all liens except for Senior Permitted Liens.

         5.2 ELIGIBLE ACCOUNTS. Except as set forth on Schedule 5.2, the Eligible Accounts are bona fide existing payment obligations created by the sale and delivery of Inventory or the rendition of services to Account Debtors in the ordinary course of Borrower's business, owed to Borrower without defenses, disputes, offsets, counterclaims, or rights of return or cancellation. Any goods or services giving rise to such Eligible Accounts have been provided to the Account Debtor.

         5.3 [INTENTIONALLY OMITTED].

         5.4 EQUIPMENT. All of the Equipment is used or held for use in Borrower's business and is fit for such purposes other than as a result of ordinary wear and tear and obsolescence.

         5.5 LOCATION OF EQUIPMENT. The Equipment not installed and in operation at a third party location pursuant to a Telephone Placement Agreement is not stored with a bailee, warehouseman, or similar party and is located only at the locations identified on SCHEDULE 6.11 permitted by SECTION 6.11.

         5.6 [INTENTIONALLY OMITTED].

         5.7 LOCATION OF CHIEF EXECUTIVE OFFICE; FEIN. The chief executive office of Borrower is located at the address indicated in SCHEDULE 5.7 and Borrower's FEIN is identified in SCHEDULE 5.7.

         5.8 DUE ORGANIZATION AND QUALIFICATION; SUBSIDIARIES.Borrower is duly organized and existing and in good standing under the laws of the jurisdiction of its organization and qualified to do business in any state where the failure to be so qualified reasonably could be expected to result in a Material Adverse Change.

                  (b) Set forth on SCHEDULE 5.8, is a complete and accurate description of the authorized capital Stock of Borrower, by class, and, as of the Closing Date, a description of the number of shares of each such class that are issued and outstanding. Except as set forth on SCHEDULE 5.8, Borrower is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital Stock or any security convertible into or exchangeable for any of its capital Stock.

                  (c) Set forth on SCHEDULE 5.8, is a complete and accurate list of Borrower's direct and indirect Subsidiaries, showing: (i) the jurisdiction of their incorporation; (ii) the number of shares of each class of common and preferred Stock authorized for each of such Subsidiaries; and (iii) the number and the percentage of the outstanding shares of each such class owned directly or indirectly by Borrower. All of the outstanding capital Stock of each such Subsidiary has been validly issued and is fully paid and non-assessable.

         5.9 DUE AUTHORIZATION; NO CONFLICT.

                  (a) The execution, delivery, and performance by Borrower of this Agreement and the Loan Documents to which it is a party have been duly authorized by all necessary corporate action on the part of Borrower.

                  (b) The execution, delivery, and performance by Borrower of this Agreement and the Loan Documents to which it is a party do not and will not
(i) violate any provision of federal, state, or local law or regulation applicable to Borrower, the Governing Documents of Borrower, or any order, judgment, or decree of any court or other Governmental Authority binding on Borrower, (ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any material contractual obligation of Borrower, (iii) result in or require the creation or imposition of any Lien of any nature whatsoever upon any properties or assets of Borrower, other than Permitted Liens, or (iv) require any approval of stockholders or any approval or consent of any Person under any material contractual obligation of Borrower.

                  (c) The execution, delivery, and performance by Borrower of this Agreement and the Loan Documents to which Borrower is a party do not and will not require any registration with, consent, or approval of, or notice to, or other action with or by, any Governmental Authority or other Person.

                  (d) This Agreement and the other Loan Documents to which Borrower is a party, and all other documents contemplated hereby and thereby, when executed and delivered by Borrower will be the legally valid and binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors' rights generally.

                  (e) The Agent's Liens granted by Borrower to Agent, for the benefit of the Lender Group, in and to its assets pursuant to this Agreement and the other Loan Documents will be validly created and perfected Liens having the priority provided for in Section 4.1.

         5.10 LITIGATION. Other than those matters disclosed on SCHEDULE 5.10, there are no actions, suits, or proceedings pending or, to the best knowledge of Borrower, threatened against Borrower, or any of its Subsidiaries, as applicable, except for matters arising after the Closing Date that, if decided adversely to Borrower, or any of its Subsidiaries, as applicable, reasonably could not be expected to result in a Material Adverse Change.

         5.11 NO MATERIAL ADVERSE CHANGE. All financial statements relating to Borrower or any guarantor of the Obligations that have been delivered by Borrower to the Lender Group have been prepared in accordance with GAAP (except, in the case of unaudited financial statements, for the lack of footnotes and being subject to year-end audit adjustments) and fairly present Borrower's (or such guarantor's, as applicable) financial condition as of the date thereof and results of operations for the period then ended. There has not been a Material Adverse Change with respect to Borrower (or such guarantor, as applicable) since the date of the May 31st financial statements submitted to the Lender Group.

         5.12 FRAUDULENT TRANSFER.

                  (a) [intentionally omitted.]

                  (b) No transfer of property is being made by Borrower and no obligation is being incurred by Borrower in connection with the transactions contemplated by this Agreement or the other Loan Documents with the intent to hinder, delay, or defraud either present or future creditors of Borrower.

         5.13 EMPLOYEE BENEFITS. Neither Borrower, any of its Subsidiaries, or any of their ERISA Affiliates maintains or contributes to any Benefit Plan, other than those listed on SCHEDULE 5.13. Borrower, each of its Subsidiaries and each ERISA Affiliate have satisfied the minimum funding standards of ERISA and the IRC with respect to each Benefit Plan which is subject to such standards and to which it is obligated to contribute, if any. No ERISA Event has occurred nor has any other event occurred that may result in an ERISA Event that reasonably could be expected to result in a Material Adverse Change. Neither Borrower nor any of its Subsidiaries, or any ERISA Affiliate, is currently subject to any direct or indirect liability with respect to any Plan under any applicable law, treaty, rule, regulation, or agreement other than liability for contributions in accordance with the terms of such Plans. Neither Borrower nor any of its Subsidiaries or any of their ERISA Affiliates is required to provide security to any Plan under Section 401(a)(29) of the IRC.

         5.14 ENVIRONMENTAL CONDITION. None of Borrower's properties or assets has ever been used by Borrower or, to the best of Borrower's knowledge, by previous owners or operators in the disposal of, or to produce, store, handle, treat, release, or transport, any Hazardous Materials in violation of any applicable laws or regulations. None of Borrower's properties or assets has ever been designated or identified in any manner pursuant to any environmental protection statute as a Hazardous Materials disposal site, or a candidate for closure pursuant to any environmental protection statute. No Lien arising under any environmental protection statute has attached to any revenues or to any real or personal property owned or operated by Borrower. Borrower has not received a summons, citation, notice, or directive from the Environmental Protection Agency or any other federal or state governmental agency concerning any action or omission by Borrower resulting in the releasing or disposing of Hazardous Materials into the environment.

         5.15 BROKERAGE FEES. Borrower has not utilized the services of any broker or finder in connection with Borrower's obtaining financing from the Lender Group under this Agreement and no brokerage commission or finders fee is payable in connection herewith.

         5.16 YEAR 2000 COMPLIANCE. The Borrower's status and plans concerning its "Year 2000 Compliance" are accurately described in its Disclosure Statement dated May 11, 1999, a copy of which has been supplied to Agent. There have been no material adverse changes in such status and no material changes in such plans since the date of the Disclosure Statement.

         5.17 INTELLECTUAL PROPERTY. Borrower owns, or holds licenses in, all trademarks, trade names, copyrights, patents, patent rights, and licenses that are necessary to the conduct of its business as currently conducted.

         5.18 LEASES. Borrower enjoys peaceful and undisturbed possession under all leases material to the business of Borrower and to which it is a party or under which it is operating.

All of such leases are valid and subsisting and no material default by Borrower exists under any of them.

6. AFFIRMATIVE COVENANTS.

Borrower covenants and agrees that, so long as any credit hereunder shall be available and until full and final payment of the Obligations owing upon, or as a result of, termination of this Agreement, Borrower or its Subsidiaries, as applicable, shall do all of the following:

         6.1 ACCOUNTING SYSTEM. Maintain a system of accounting that enables Borrower to produce financial statements in accordance with GAAP and maintain records pertaining to the Collateral that contain information as from time to time reasonably may be requested by Agent.

         6.2 COLLATERAL REPORTING. Provide Agent with: (i) the same quantity, quality and frequency of information with respect to the Collateral and the business operations of Borrower, as Borrower provided to the Original Lenders under the Pre-Petition Loan Agreement, including but not limited to, a "Borrowing Base Certificate" (as defined under the Pre-Petition Loan Agreement), an Accounts Payable Summary, an Accounts Payable and Accrued Liabilities Summary, and a Phone Count By State Summary Report, and such other reports as to the Collateral or the financial condition of Borrower as Agent reasonably may request from time to time.

         6.3 FINANCIAL STATEMENTS, REPORTS, CERTIFICATES. Deliver to Agent, with copies to each Lender:

                  (a) as soon as available, but in any event within 45 days after the end of each month during each of Borrower's fiscal years,

                           (i) a company prepared balance sheet, income
                  statement, and statement of cash flow covering Borrower's operations during such period,

                           (ii) a certificate signed by its chief financial
                  officer to the effect that:

                                    (A) the financial statements delivered
                           hereunder have been prepared in accordance with GAAP (except for the lack of footnotes and being subject to year-end audit adjustments) and fairly present the financial condition of Borrower,

                                    (B) the representations and warranties of
                           Borrower contained in this Agreement and the other Loan Documents are true and correct in all material respects on and as of the date of such certificate, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date),

                                    (C) there does not exist any condition or
                           event that constitutes a Default or Event of Default (or, to the extent of any non-compliance, describing such non-compliance as to which he or she may have knowledge and what action Borrower has taken, is taking, or proposes to take with respect thereto),

                           (iii) for each month that is the date on which a
                  financial covenant in SECTION 7.20 is to be tested, a Compliance Certificate demonstrating, in reasonable detail, compliance at the end of such period with the applicable financial covenants contained in SECTION 7.20,

                           (iv) for each quarter, a certificate signed by its
                  chief financial officer setting forth, in reasonable detail, a calculation of Excess Cash Flow, if any, for such quarter,

                  (b) as soon as available, but in any event within 90 days after the end of each of Borrower's fiscal years, financial statements of Borrower for each such fiscal year, audited by independent certified public accountants reasonably acceptable to Agent (Agent agrees that BDO Seidman is acceptable) and certified, without any qualifications, by such accountants to have been prepared in accordance with GAAP (such audited financial statements to include a balance sheet, income statement, and statement of cash flow and, if prepared, such accountants' letter to management),

                  (c) if and when filed by Borrower,

                           (i) form 10-Q quarterly reports, Form 10-K annual
                  reports, and Form 8-K current reports,

                           (ii) any other filings made by Borrower with the SEC,
                  and

                           (iii) any other information that is provided by
                  Borrower to its shareholders generally,

                  (d) upon the request of Agent,

                           (i) any other report reasonably requested relating to
                  the financial condition of Borrower.

                  If Borrower is a parent company of one or more Subsidiaries, then, in addition to the financial statements referred to above, Borrower agrees to deliver, if requested by Agent, financial statements prepared on both a consolidated and consolidating basis. Borrower agrees that its independent certified public accountants are authorized to communicate with Agent and to release to Agent whatever financial information concerning Borrower that Agent reasonably may request.

         6.4 [INTENTIONALLY OMITTED].

         6.5 TELEPHONE PLACEMENT AGREEMENTS.Cause all Telephone Placement Agreements entered into, renewed, or extended after the Closing Date to be substantially in a form approved by Agent.

         6.6 TITLE TO EQUIPMENT. Upon Agent's request, immediately deliver to Agent, properly endorsed, any and all evidences of ownership of, certificates of title, or applications for title to any items of Equipment.

         6.7 MAINTENANCE OF EQUIPMENT. Maintain the Equipment in good operating condition and repair (ordinary wear and tear excepted), and make all necessary replacements thereto so that the value and operating efficiency thereof shall at all times be maintained and preserved. Other than those items of Equipment that constitute fixtures on the Closing Date, Borrower shall not permit any item of Equipment to become a fixture to real estate or an accession to other property, and such Equipment shall at all times remain personal property.

         6.8 TAXES. Cause all assessments and taxes, whether real, personal, or otherwise, due or payable by, or imposed, levied, or assessed against Borrower or any of its property to be paid in full, before delinquency or before the expiration of any extension period, except to the extent that the validity of such assessment or tax shall be the subject of a Permitted Protest. Borrower will make timely payment or deposit of all tax payments and withholding taxes required of it by applicable laws, including those laws concerning F.I.C.A., F.U.T.A., state disability, and local, state, and federal income taxes, and will, upon request, furnish Agent with proof satisfactory to Agent indicating that Borrower has made such payments or deposits. Upon Agent's request, Borrower shall deliver satisfactory evidence of payment of applicable excise taxes in each jurisdictions in which (a) Borrower conducts business or is required to pay any such excise tax, (b) where Borrower's failure to pay any such applicable excise tax would result in a Lien on the properties or assets of Borrowers, or
(c) where Borrower's failure to pay any such applicable excise tax would constitute a Material Adverse Change.

         6.9 INSURANCE.

                  (a) At its expense, maintain insurance respecting the Collateral wherever located and with respect to Borrower's business, covering loss or damage by fire, theft, explosion, and all other hazards and risks as ordinarily are insured against by other Persons engaged in the same or similar businesses. Borrower also shall maintain business interruption, public liability, and product liability insurance, as well as insurance against larceny, embezzlement, and criminal misappropriation All such policies of insurance shall be in such amounts and with such insurance companies as are reasonably satisfactory to Agent. Borrower shall deliver the originals of all such policies to Agent with 438 BFU lender's loss payable endorsements or other reasonably satisfactory lender's loss payable endorsements, naming Agent as loss payee or additional insured, as appropriate, as Lenders' interests may appear. Each policy of insurance or endorsement shall contain a clause requiring the insurer to give not less than 30 days prior written notice to Agent in the event of cancellation of the policy for any reason whatsoever. If Borrower fails to provide and pay for such insurance, Agent may, at its option, but shall not be required to, procure the same and charge Borrower's Loan Account therefor.

                  (b) Borrower shall give Agent prompt notice of any loss covered by such insurance. Agent shall have the exclusive right to adjust any losses payable under any such insurance policies in excess of $500,000, without any liability to Borrower whatsoever in respect of such adjustments. Any monies received as payment for any loss under any insurance policy mentioned above (other than liability insurance policies) or as payment of any award or compensation for condemnation or taking by eminent domain, shall be paid over to Agent to be applied at the option of the Required Lenders either to the prepayment of the Obligations without premium, in such order or manner as the Required Lenders may elect, or shall be disbursed to Borrower under staged payment terms reasonably satisfactory to the Required Lenders for application to the cost of repairs, replacements, or restorations.

         6.10 NO SETOFFS OR COUNTERCLAIMS. Make payments hereunder and under the other Loan Documents by or on behalf of Borrower without setoff or counterclaim and free and clear of, and without deduction or withholding for or on account of, any federal, state, or local taxes, except as required by law.

         6.11 LOCATION OF EQUIPMENT. Keep the Equipment not installed and in operation at a third party location pursuant to a Telephone Placement Agreement only at one of the locations identified on SCHEDULE 6.11; provided, however, that Borrower may amend SCHEDULE 6.11 so long as such amendment occurs by written notice to Agent not less than 30 days prior to the date on which the Equipment is moved to such new location, so long as such new location is within the continental United States, and so long as, at the time of such written notification, Borrower provides any financing statements or fixture filings necessary to perfect and continue perfected the Agent's Liens on such assets and also provides to Agent a Collateral Access Agreement.

         6.12 COMPLIANCE WITH LAWS. Comply with the requirements of all applicable laws, rules, regulations, and orders of any governmental authority, including the Fair Labor Standards Act and the Americans With Disabilities Act, other than laws, rules, regulations, and orders the non-compliance with which, individually or in the aggregate, would not result in a Material Adverse Change.

         6.13 EMPLOYEE BENEFITS.

                  (a) Cause to be delivered to Agent, each of the following: (i) promptly, and in any event within 10 Business Days after Borrower or any of its Subsidiaries knows or has reason to know that an ERISA Event has occurred that reasonably could be expected to result in a Material Adverse Change, a written statement of the chief financial officer of Borrower describing such ERISA Event and any action that is being taken with respect thereto by Borrower, any such Subsidiary or ERISA Affiliate, and any action taken or threatened by the IRS, Department of Labor, or PBGC (Borrower or such Subsidiary, as applicable, shall be deemed to know all facts known by the administrator of any Benefit Plan of which it is the plan sponsor), (ii) promptly, and in any event within 3 Business Days after the filing thereof with the IRS, a copy of each funding waiver request filed with respect to any Benefit Plan and all communications received by Borrower, any of its Subsidiaries or, to the knowledge of Borrower, any ERISA Affiliate with respect to such request, and (iii) promptly, and in any event within 3 Business Days after receipt by Borrower, any of its Subsidiaries or, to the knowledge of Borrower, any ERISA Affiliate, of the PBGC's intention to terminate a Benefit Plan or to have a trustee appointed to administer a Benefit Plan, copies of each such notice.

                  (b) Cause to be delivered to Agent, upon Agent's request, each of the following: (i) a copy of each Plan (or, where any such plan is not in writing, complete description thereof) (and if applicable, related trust agreements or other funding instruments) and all amendments thereto, all written interpretations thereof and written descriptions thereof that have been distributed to employees or former employees of Borrower or its Subsidiaries;
(ii) the most recent determination letter issued by the IRS with respect to each Benefit Plan; (iii) for the three most recent plan years, annual reports on Form 5500 Series required to be filed with any governmental agency for each Benefit Plan; (iv) all actuarial reports prepared for the last three plan years for each Benefit Plan; (v) a listing of all Multiemployer Plans, with the aggregate amount of the most recent annual contributions required to be made by Borrower or any ERISA Affiliate to each such plan and copies of the collective bargaining agreements requiring such contributions; (vi) any information that has been provided to Borrower or any ERISA Affiliate regarding withdrawal liability under any Multiemployer Plan; and (vii) the aggregate amount of the most recent annual payments made to former employees of Borrower or its Subsidiaries under any Retiree Health Plan.

         6.14 LEASES. Pay when due all rents and other amounts payable under any leases to which Borrower is a party or by which Borrower's properties and assets are bound, unless such payments are the subject of a Permitted Protest. To the extent that Borrower fails timely to make payment of such rents and other amounts payable when due under its leases, Agent shall be entitled, in its discretion, to reserve an amount equal to such unpaid amounts against the Maximum Amount.

         6.15 BROKERAGE COMMISSIONS. Pay any and all brokerage commission or finders fees incurred in connection with or as a result of Borrower's obtaining financing from the Lender Group under this Agreement. Borrower agrees and acknowledges that payment of all such brokerage commissions or finders fees shall be the sole responsibility of Borrower, and Borrower agrees to indemnify, defend, and hold Agent and the Lender Group harmless from and against any claim of any broker or finder arising out of Borrower's obtaining financing from the Lender Group under this Agreement.

         6.16 [INTENTIONALLY OMITTED].

         6.17 [INTENTIONALLY OMITTED].

         6.18 CORPORATE EXISTENCE, ETC. At all times preserve and keep in full force and effect Borrower's valid corporate existence and good standing and any rights and franchises material to Borrower's businesses.

         6.19 DISCLOSURE UPDATES. Promptly and in no event later than 5 Business Days after obtaining knowledge thereof, (i) notify Agent if any written information, exhibit, or report furnished to the Lender Group contained any untrue statement of a material fact or omitted to state any material fact necessary to make the statements contained therein not misleading in light of the circumstances in which made, and (ii) correct any defect or error that may be discovered therein or in any Loan Document or in the execution, acknowledgement, filing, or recordation thereof.

7. NEGATIVE COVENANTS.

Borrower covenants and agrees that, so long as any credit hereunder shall be available and until full and final payment of the Obligations owing upon, or as a result of termination of this Agreement, neither Borrower nor any of its Subsidiaries will do any of the following:

         7.1 INDEBTEDNESS. Create, incur, assume, permit, guarantee, or otherwise become or remain, directly or indirectly, liable with respect to any Indebtedness, except:

                  (a) Indebtedness evidenced by this Agreement, together with Indebtedness to issuers of letters of credit that are the subject of L/C Undertakings;

                  (b) Indebtedness set forth on Schedule 7.1;

                  (c) Purchase Money Indebtedness;

                  (d) Refinancings, renewals, or extensions of Indebtedness permitted under clauses (b) and (c) of this SECTION 7.1 (and continuance or renewal of any Permitted Liens associated therewith) so long as: (i) the terms and conditions of such refinancings, renewals, or extensions do not materially impair the prospects of repayment of the Obligations by Borrower, (ii) the net cash proceeds of such refinancings, renewals, or extensions do not result in an increase in the aggregate principal amount of the Indebtedness so refinanced, renewed, or extended, (iii) such refinancings, renewals, refundings, or extensions do not result in a shortening of the average weighted maturity of the Indebtedness so refinanced, renewed, or extended, and (iv) to the extent that Indebtedness that is refinanced was subordinated in right of payment to the Obligations, then the subordination terms and conditions of the refinancing Indebtedness must be at least as favorable to the Lender Group as those applicable to the refinanced Indebtedness;

                  (e) Obligations that constitute Indebtedness solely by virtue of being secured by Permitted Liens under clause (f) of the definition of Permitted Liens; and

                  (f) Indebtedness incurred by Borrower in connection with the Cerberus Settlement.

         7.2 LIENS. Create, incur, assume, or permit to exist, directly or indirectly, any Lien on or with respect to any of its property or assets, of any kind, whether now owned or hereafter acquired, or any income or profits therefrom, except for Permitted Liens (including Liens that are replacements of Permitted Liens to the extent that the original Indebtedness is refinanced under SECTION 7.1(d) and so long as the replacement Liens only encumber those assets or property that secured the original Indebtedness).

         7.3 RESTRICTIONS ON FUNDAMENTAL CHANGES.

                  (a) Enter into any merger, consolidation, reorganization, or recapitalization, or reclassify its Stock.

                  (b) Liquidate, wind up, or dissolve itself (or suffer any liquidation or dissolution).

                  (c) Convey, sell, assign, lease, transfer, or otherwise dispose of, in one transaction or a series of transactions, all or any substantial part of its property or assets.

                  (d) Unless Agent shall have consented in writing, suffer the loss of the services of John Chichester as President of Borrower and fail to obtain the services of a replacement acceptable to Agent in its sole discretion within 60 days of first receiving notice of such resignation.

         7.4 DISPOSAL OF ASSETS. Sell, lease, assign, transfer, or otherwise dispose of any of Borrower's properties or assets, other than pursuant to Permitted Dispositions.

         7.5 CHANGE NAME. Change Borrower's name, FEIN, corporate structure (within the meaning of SECTION 9402(7) of the Code), or identity, or add any new fictitious name.

         7.6 GUARANTEE. Guarantee or otherwise become in any way liable with respect to the obligations of any third Person except by endorsement of instruments or items of payment for deposit to the account of Borrower or which are transmitted or turned over to Agent and except for Permitted Liens under clause (f) of the definition of Permitted Liens.

         7.7 NATURE OF BUSINESS. Make any change in the principal nature of Borrower's business.

         7.8 PREPAYMENTS AND AMENDMENTS.

                  (a) Except for scheduled payments under any Indebtedness permitted by Section 7.1, and except in connection with a refinancing permitted by SECTION 7.1(D), prepay, redeem, retire, defease, purchase, or otherwise acquire any Indebtedness owing to any third Person, other than the Obligations and Pre-Petition Obligations in accordance with this Agreement, and

                  (b) Directly or indirectly, amend, modify, alter or change in any material way any of the terms or conditions of any agreement, instrument, document, indenture, or other writing evidencing or concerning Indebtedness permitted under SECTIONS 7.1(b), (c), or (d).

         7.9 [INTENTIONALLY OMITTED].

         7.10 [INTENTIONALLY OMITTED].

         7.11 DISTRIBUTIONS. Except as provided under the Plan, make any distribution or declare or pay any dividends (in cash or other property, other than Stock) on, or purchase, acquire, redeem, or retire any of Borrower's Stock, of any class, whether now or hereafter outstanding.

         7.12 ACCOUNTING METHODS. Modify or change its method of accounting or enter into, modify, or terminate any agreement currently existing, or at any time hereafter entered into with any third party accounting firm or service bureau for the preparation or storage of Borrower's accounting records without said accounting firm or service bureau agreeing to provide Agent information regarding the Collateral or Borrower's financial condition. Borrower waives the right to assert a confidential relationship, if any, it may have with any accounting firm or service bureau in connection with any information requested by Agent pursuant to or in accordance with this Agreement, and agrees that Agent may contact directly any such accounting firm or service bureau in order to obtain such information.

         7.13 INVESTMENTS. Directly or indirectly make, acquire, or incur any liabilities (including contingent obligations) for or in connection with (a) the acquisition of the securities (whether debt or equity) or, or other interests in, a Person, (b) loans, advances, capital contributions, or transfers of property to a Person, or (c) the acquisition of all or substantially all of the properties or assets of a Person.

         7.14 TRANSACTIONS WITH AFFILIATES. Except for the Cerberus Settlement, directly or indirectly enter into or permit to exist any material transaction with any Affiliate of Borrower except for transactions that are in the ordinary course of Borrower's business, upon fair and reasonable terms, that are fully disclosed to Agent, and that are no less favorable to Borrower than would be obtained in an arm's length transaction with a non-Affiliate.

         7.15 SUSPENSION. Suspend or go out of a substantial portion of its business.

         7.16 COMPENSATION. Pay annual director fees to outside directors of more than $20,000 per director (or $24,000 for the Chairman of the Board) for the year 2000; increase the annual fee or per-meeting fees paid to directors during any year by more than 15% over the prior year; pay or accrue total cash compensation, during any year, to officers and senior management employees in an aggregate amount in excess of 115% of the maximum amount that such employee was eligible to have earned (including bonus amounts) in the prior year, other than in connection with the retention by the Borrower of a new chief executive officer in April of 1999.

         7.17 USE OF PROCEEDS. Use the proceeds of the Advances for any purpose other than (a) on the Closing Date, (i) to repay in full the outstanding principal, accrued interest, and accrued fees and expenses owing to the Lenders under the DIP Loan Agreement, and

(ii) to pay transactional fees, costs, and expenses incurred in connection with this Agreement, and (b) thereafter for its lawful and permitted corporate purposes.

         7.18 CHANGE IN LOCATION OF CHIEF EXECUTIVE OFFICE; INVENTORY AND EQUIPMENT WITH BAILEES. Relocate its chief executive office to a new location without providing 30 days prior written notification thereof to Agent and so long as, at the time of such written notification, Borrower provides any financing statements or fixture filings necessary to perfect and continue perfected the Agent's Liens and also provides to Agent a Collateral Access Agreement with respect to such new location. The Inventory and Equipment shall not at any time now or hereafter be stored with a bailee, warehouseman, or similar party without Agent's prior written consent.

         7.19 NO PROHIBITED TRANSACTIONS UNDER ERISA. Directly or indirectly:

                  (a) engage, or permit any Subsidiary of Borrower to engage, in any prohibited transaction which is reasonably likely to result in a civil penalty or excise tax described in Sections 406 of ERISA or 4975 of the IRC for which a statutory or class exemption is not available or a private exemption has not been previously obtained from the Department of Labor;

                  (b) permit to exist with respect to any Benefit Plan any accumulated funding deficiency (as defined in Sections 302 of ERISA and 412 of the IRC), whether or not waived;

                  (c) fail, or permit any Subsidiary of Borrower to fail, to pay timely required contributions or annual installments due with respect to any waived funding deficiency to any Benefit Plan;

                  (d) terminate, or permit any Subsidiary of Borrower to terminate, any Benefit Plan where such event would result in any liability of Borrower, any of its Subsidiaries or any ERISA Affiliate under Title IV of ERISA;

                  (e) fail, or permit any Subsidiary of Borrower to fail, to make any required contribution or payment to any Multiemployer Plan;

                  (f) fail, or permit any Subsidiary of Borrower to fail, to pay any required installment or any other payment required under Section 412 of the IRC on or before the due date for such installment or other payment;

                  (g) amend, or permit any Subsidiary of Borrower to amend, a Plan resulting in an increase in current liability for the plan year such that either of Borrower, any Subsidiary of Borrower or any ERISA Affiliate is required to provide security to such Plan under Section 401(a)(29) of the IRC; or

                  (h) withdraw, or permit any Subsidiary of Borrower to withdraw, from any Multiemployer Plan where such withdrawal is reasonably likely to result in any liability of any such entity under Title IV of ERISA; which, individually or in the aggregate, results in or reasonably would be expected to result in a claim against or liability of Borrower, any of its Subsidiaries or any ERISA Affiliate in excess of $500,000.

7.20 FINANCIAL COVENANTS.FIXED CHARGE COVERAGE RATIO. Borrower will not permit its Fixed Charge Coverage Ratio on the last day of any fiscal quarter, cumulative with the fiscal quarters preceding such fiscal quarter (if any) shown on the chart below, to be less than the ratio set forth opposite such fiscal quarter (calculated without reference to any interest and fees under this Agreement as to which Borrower has exercised its option to make payment in kind):


============================================= ===========================================
           FISCAL QUARTER ENDING                                RATIO
--------------------------------------------- -------------------------------------------
December 31, 1999                                                .70
--------------------------------------------- -------------------------------------------
March 31, 2000                                                   .75
--------------------------------------------- -------------------------------------------
June 30, 2000                                                    .85
--------------------------------------------- -------------------------------------------
September 30, 2000 & after                                       1.0
============================================= ===========================================

                  (b) DEBT TO EBITDA RATIO. Borrower will not permit the ratio of Indebtedness to EBITDA on the last day of any fiscal quarter, cumulative with the fiscal quarters preceding such fiscal quarter (if any) shown on the chart below, to be more than the ratio set forth opposite such fiscal quarter (calculated without reference to any interest and fees under this Agreement as to which Borrower has exercised its option to make payment in kind):


============================================= ===========================================
           FISCAL QUARTER ENDING                                RATIO
--------------------------------------------- -------------------------------------------
December 31, 1999                                                 40
--------------------------------------------- -------------------------------------------
March 31, 2000                                                    18
--------------------------------------------- -------------------------------------------
June 30, 2000                                                     11
--------------------------------------------- -------------------------------------------
September 30, 2000 & after                                        7
============================================= ===========================================

                  (c) CURRENT RATIO. Borrower will not permit its Current Ratio (the ratio of Consolidated Current Assets of Borrower to Consolidated Current Liabilities) on the last day of any month in any fiscal quarter to be less than the ratio set forth opposite such fiscal quarter (calculated without reference to any interest and fees under this Agreement as to which Borrower has exercised its option to make payment in kind):

============================================= ===========================================
           FISCAL QUARTER ENDING                                RATIO
--------------------------------------------- -------------------------------------------
December 31, 1999                                                1.1
--------------------------------------------- -------------------------------------------
March 31, 2000                                                   1.1
--------------------------------------------- -------------------------------------------
June 30, 2000                                                    1.1
--------------------------------------------- -------------------------------------------
September 30, 2000                                               1.1
--------------------------------------------- -------------------------------------------
December 31, 2000                                                1.1
--------------------------------------------- -------------------------------------------
March 31, 2001                                                   1.2
--------------------------------------------- -------------------------------------------
June 30, 2001 & after                                            1.3
============================================= ===========================================

               (d) INTEREST COVERAGE RATIO. Borrower will not permit its Interest Coverage Ratio on the last day of any month during any fiscal quarter, cumulative with the fiscal quarters preceding such fiscal quarter (if any) shown on the chart below, to be less than the ratio set forth opposite such fiscal quarter (calculated without reference to any interest and fees under this Agreement as to which Borrower has exercised its option to make payment in kind):


============================================= ===========================================
           FISCAL QUARTER ENDING                                RATIO
--------------------------------------------- -------------------------------------------
December 31, 1999                                                .90
--------------------------------------------- -------------------------------------------
March 31, 2000                                                   .90
--------------------------------------------- -------------------------------------------
June 30, 2000                                                    1.0
--------------------------------------------- -------------------------------------------
September 30, 2000                                               1.1
--------------------------------------------- -------------------------------------------
December 31, 2000 & after                                        1.2
============================================= ===========================================

               (e) MINIMUM QUARTERLY EBITDA. Borrower will not permit its cumulative EBITDA for any fiscal quarter, cumulative with the fiscal quarters preceding such fiscal quarter (if any) shown on the chart below, to be less than the amounts set forth opposite such fiscal quarter (calculated without reference to any interest and fees under this Agreement as to which Borrower has exercised its option to make payment in kind):


============================================= ===========================================
           FISCAL QUARTER ENDING                          CUMULATIVE EBITDA
--------------------------------------------- -------------------------------------------
December 31, 1999                                              $1.3 mm
--------------------------------------------- -------------------------------------------
March 31, 2000                                                   $3 mm
--------------------------------------------- -------------------------------------------
June 30, 2000                                                    $5 mm

============================================= ===========================================
           FISCAL QUARTER ENDING                          CUMULATIVE EBITDA
--------------------------------------------- -------------------------------------------
September 30, 2000                                             $7.5 mm
--------------------------------------------- -------------------------------------------


         Borrower will not permit its cumulative EBITDA on a rolling twelve month basis for any fiscal quarter to be less than the amounts set forth opposite such fiscal quarter (calculated without reference to any interest and fees under this Agreement as to which Borrower has exercised its option to make payment in kind):


============================================= ===========================================
           FISCAL QUARTER ENDING                           12 MONTH EBITDA
--------------------------------------------- -------------------------------------------
December 31, 2000                                               $8 mm
--------------------------------------------- -------------------------------------------
March 31, 2001                                                 $8.5 mm
--------------------------------------------- -------------------------------------------
June 30, 2001 & after                                           $9 mm
============================================= ===========================================


                  (f) MINIMUM NUMBER OF OPERATING TELEPHONES. Borrower will not permit the number of revenue producing operating Telephones which Agent has approved as Eligible Pay Telephones at any time to be less than 35,500 such Telephones.

                  (g) MINIMUM FOUR MONTH CUMULATIVE OPERATING CASH. Borrower will not permit its cash available for operations on the last business day of any given month (calculated in a manner consistent with the calculations of such amounts in the Projections), together with the cash available for operations on the last business day of the three preceding months (excluding cash used as collateral for any letters of credit and excluding cash in Telephone coin boxes), on the last business day of any month to be less than 80% of the amount for such month set forth in such Five Year Projections together with the amounts set forth therein for the preceding three months (without consideration of Borrower's projections of or receipts of "true-up" of dial around compensation). Outstanding checks or other similar forms of payment by Borrower as per Borrower's books and records at any given month end will not exceed 120% of the amounts reflected in such Projections.

         7.21 CAPITAL EXPENDITURES. Borrower will not permit its cumulative commitments for Capital Expenditures to exceed $475,000 for Borrower's fiscal quarter ending on December 31, 1999, $2.475 million through and including Borrower's fiscal years 2000, and $4.475 million through and including Borrower's fiscal year 2001.

8. EVENTS OF DEFAULT.

         Any one or more of the following events shall constitute an event of default (each, an "EVENT OF DEFAULT") under this Agreement:

         8.1 If Borrower fails to pay when due and payable or when declared due and payable, any portion of the Obligations (whether of principal, interest, fees and charges due the Lender Group, reimbursement of Lender Group Expenses, or other amounts constituting Obligations);

         8.2 If Borrower (a) fails to perform, keep, or observe any term, provision, condition, covenant, or agreement contained in Sections 6.1 [Accounting System], 6.2 [Collateral Reporting], 6.3 [Financial Statement, Reports, Certificates], 6.5 [Telephone Placement Agreements], 6.7 [Maintenance of Equipment], 6.8 [Taxes], 6.9 [Insurance], 6.11 [Location of Equipment], and
6.14 [Leases] and such failure continues for a period of 10 days after Borrower receives notice thereof from Agent; or (b) fails to perform, keep, or observe any other term, provision, condition, covenant, or agreement contained in this Agreement and any of the Loan Documents or in any other present or future agreement between Borrower and the Lender Group (giving effect to any such grace periods, cure periods, or required notices, if any, expressly provided for in such Loan Documents or agreement); provided that, during any period of time that any such failure exists, even if such failure is not yet an Event of Default by virtue of the existence of a grace or cure period or the pre-condition of giving notice, Agent and Lenders shall not be required during such period to make Advances to Borrower or issue an L/C or enter into an L/C undertaking for account of Borrower;

         8.3 If there is a Material Adverse Change and, in the case of a Material Adverse Change which can be cured, such Material Adverse Change continues uncured for a period of 10 days;

         8.4 If Borrower or any of its Subsidiaries is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of its business affairs;

         8.5 If a notice of Lien or levy is filed of record with respect to any of Borrower's or any of its Subsidiaries' properties or assets by the United States Government, or any department, agency, or instrumentality thereof, or by any state, county, municipal, or governmental agency, or if any taxes or debts owing at any time hereafter to any one or more of such entities becomes a Lien, whether choate or otherwise, upon any of Borrower's or any of its Subsidiaries' properties or assets and the same is not paid on the payment date thereof or is not the subject of a Permitted Protest;

         8.6 If a judgment or other claim becomes a Lien or encumbrance upon any material portion of Borrower's or any of its Subsidiaries' properties or assets;

         8.7 If there is a default in any material agreement to which Borrower or any of its Subsidiaries is a party with one or more third Persons and such default (a) occurs at the final maturity of the obligations thereunder, or (b) results in a right by such third Person(s), irrespective of whether exercised, to accelerate the maturity of Borrower's or any of its Subsidiaries' obligations thereunder to terminate such agreement, or to refuse to renew such agreement pursuant to an automatic renewal right therein;

         8.8 If Borrower or any of its Subsidiaries makes any payment on account of Indebtedness that has been contractually subordinated in right of payment to the payment of the Obligations, except to the extent such payment is permitted by the terms of the subordination provisions applicable to such Indebtedness; or

         8.9 If any material misstatement or misrepresentation exists now or hereafter in any warranty, representation, statement, or report made to the Lender Group by Borrower, its Subsidiaries, or any officer, or director of Borrower or any of its Subsidiaries, or if any such warranty or representation is withdrawn.

9. THE LENDER GROUP'S RIGHTS AND REMEDIES.

         9.1 RIGHTS AND REMEDIES. Upon the occurrence, and during the continuation, of an Event of Default, the Required Lenders (at their election but without notice of their election and without demand) may, except to the extent otherwise expressly provided or required below, authorize and instruct Agent to do any one or more of the following on behalf of the Lender Group (and Agent, acting upon the instructions of the Required Lenders, shall do the same on behalf of the Lender Group), all of which are authorized by Borrower:

                  (a) Declare all Obligations, whether evidenced by this Agreement, by any of the other Loan Documents, or otherwise, immediately due and payable;

                  (b) Cease advancing money or extending credit to or for the benefit of Borrower under this Agreement, under any of the Loan Documents, or under any other agreement between Borrower and the Lender Group;

                  (c) Terminate this Agreement and any of the other Loan Documents as to any future liability or obligation of the Lender Group, but without affecting Agent's rights and security interests, for the benefit of the Lender Group, in the Collateral without affecting the Obligations;

                  (d) Require Borrower to remit all Collections to a Lockbox Account as provided in SECTION 2.7;

                  (e) [intentionally omitted];

                  (f) Without notice to or demand upon Borrower or any guarantor, make such payments and do such acts as Agent considers necessary or reasonable to protect its security interests in the Collateral. Borrower agrees to assemble the Collateral if Agent so requires, and to make the Collateral available to Agent as Agent may designate. Borrower authorizes Agent to enter the premises where the Collateral is located, to take and maintain possession of the Collateral, or any part of it, and to pay, purchase, contest, or compromise any encumbrance, charge, or Lien that in Agent's determination appears to conflict with the

Agent's Liens and to pay all expenses incurred in connection therewith. With respect to any of Borrower's owned or leased premises, Borrower hereby grants Agent a license to enter into possession of such premises and to occupy the same, without charge, for up to 120 days in order to exercise any of the Lender Group's rights or remedies provided herein, at law, in equity, or otherwise;

                  (g) Hold, as cash collateral, any and all balances and deposits of Borrower held by the Lender Group, and any amounts received in the Lockbox Accounts, to secure the full and final repayment of all of the Obligations;

                  (h) Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell (in the manner provided for herein) the Collateral. Borrower hereby grants to Agent a license or other right to use, without charge, Borrower's labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and Borrower's rights under all licenses and all franchise agreements shall inure to the Lender Group's benefit;

                  (i) Sell the Collateral at either a public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including Borrower's premises) as Agent determines is commercially reasonable. It is not necessary that the Collateral be present at any such sale;

                  (j) Agent shall give notice of the disposition of the Collateral as follows:

                  (i) Agent shall give Borrower and each holder of a security interest in the Collateral who has filed with Agent a written request for notice, a notice in writing of the time and place of public sale, or, if the sale is a private sale or some other disposition other than a public sale is to be made of the Collateral, then the time on or after which the private sale or other disposition is to be made;

                  (ii) The notice shall be personally delivered or mailed, postage prepaid, to Borrower as provided in SECTION 12, at least 10 days before the date fixed for the sale, or at least 10 days before the date on or after which the private sale or other disposition is to be made; no notice needs to be given prior to the disposition of any portion of the Collateral that is perishable or threatens to decline speedily in value or that is of a type customarily sold on a recognized market. Notice to Persons other than Borrower claiming an interest in the Collateral shall be sent to such addresses as they have furnished to Agent;

                  (iii) If the sale is to be a public sale, Agent also shall give notice of the time and place by publishing a notice one time at least 10 days before the date of the sale in a newspaper of general circulation in the county in which the sale is to be held;

                  (k) Setoff all amounts received in the Lockbox Accounts against the Obligations;

                  (l) The Lender Group may credit bid and purchase at any public sale; and

                  (m) The Lender Group shall have all other rights and remedies available to it at law or in equity pursuant to any other Loan Documents; and

                  (n) Any deficiency that exists after disposition of the Collateral as provided above will be paid immediately by Borrower. Any excess will be returned, without interest and subject to the rights of third Persons, by Agent to Borrower.

         9.2 REMEDIES CUMULATIVE. The rights and remedies of the Lender Group under this Agreement, the other Loan Documents, and all other agreements shall be cumulative. The Lender Group shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity. No exercise by the Lender Group of one right or remedy shall be deemed an election, and no waiver by the Lender Group of any Event of Default shall be deemed a continuing waiver. No delay by the Lender Group shall constitute a waiver, election, or acquiescence by it.

10. TAXES AND EXPENSES.

                  If Borrower fails to pay any monies (whether taxes, assessments, insurance premiums, or, in the case of leased properties or assets, rents or other amounts payable under such leases) due to third Persons, or fails to make any deposits or furnish any required proof of payment or deposit, all as required under the terms of this Agreement, then, to the extent that Agent determines in its Permitted Discretion that such failure by Borrower could result in a Material Adverse Change, and without prior notice to Borrower, Agent may do any or all of the following: (a) make payment of the same or any part thereof; (b) set up such reserves in Borrower's Loan Account as Agent deems necessary to protect the Lender Group from the exposure created by such failure; or (c) obtain and maintain insurance policies of the type described in SECTION
6.9 and take any action with respect to such policies as Agent deems prudent. Any such amounts paid by Agent shall constitute Lender Group Expenses. Any such payments made by Agent shall not constitute an agreement by the Lender Group to make similar payments in the future or a waiver by the Lender Group of any Event of Default under this Agreement. Agent need not inquire as to, or contest the validity of, any such expense, tax, or Lien and the receipt of the usual official notice for the payment thereof shall be conclusive evidence (for the purposes of this Agreement only) that the same was validly due and owing.

11. WAIVERS; INDEMNIFICATION.

         11.1 DEMAND; PROTEST; ETC. Borrower waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees at any time held by the Lender Group on which Borrower may in any way be liable, provided, however that Borrower does not hereby waive any notices expressly provided for in this Agreement.

         11.2 THE LENDER GROUP'S LIABILITY FOR COLLATERAL. Borrower hereby agrees that: (a) so long as the Lender Group complies with its obligations, if any, under Section 9207 of the Code, the Lender Group shall not in any way or manner be liable or responsible for: (i) the safekeeping of the Collateral; (ii) any loss or damage thereto occurring or arising in any manner or fashion from any cause; (iii) any diminution in the value thereof; or (iv) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other Person; and
(b) prior to the Lender Group taking actual physical possession of the Collateral, all risk of loss, damage, or destruction of the Collateral shall be borne by Borrower.

         11.3 INDEMNIFICATION. Borrower shall pay, indemnify, defend, and hold the Agent-Related Persons, the Lender-Related Persons with respect to each Lender, each Participant, and each of their respective officers, directors, employees, counsel, agents, and attorneys-in-fact (each, an "INDEMNIFIED PERSON") harmless (to the fullest extent permitted by law) from and against any and all claims, demands, suits, actions, investigations, proceedings, and damages, and all reasonable attorneys fees and disbursements and other costs and expenses actually incurred in connection therewith (as and when they are incurred and irrespective of whether suit is brought), at any time asserted against, imposed upon, or incurred by any of them in connection with or as a result of or related to the execution, delivery, enforcement, performance, and administration of this Agreement and any other Loan Documents or the transactions contemplated herein, and with respect to any investigation, litigation, or proceeding related to this Agreement, any other Loan Document, or the use of the proceeds of the credit provided hereunder (irrespective of whether any Indemnified Person is a party thereto), or any act, omission, event or circumstance in any manner related thereto (all the foregoing, collectively, the "INDEMNIFIED LIABILITIES"). Borrower shall have no obligation to any Indemnified Person under this SECTION 11.3 with respect to any Indemnified Liability that a court of competent jurisdiction finally determines to have resulted from the gross negligence or willful misconduct of such Indemnified Person. This provision shall survive the termination of this Agreement and the repayment of the Obligations. If any Indemnified Person makes any payment to any other Indemnified Person with respect to an Indemnified Liability for which Borrower was required to indemnify the Indemnified Person receiving such payment, the Indemnified Person making such payment is entitled to be indemnified and reimbursed by Borrower with respect thereto.

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12. NOTICES.

                  Unless otherwise provided in this Agreement, all notices or demands by any party relating to this Agreement or any other Loan Document shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by registered or certified mail (postage prepaid, return receipt requested), overnight courier, or telefacsimile to the relevant party, as the case may be, at its address set forth below:

                  If to Borrower:           PHONETEL TECHNOLOGIES, INC.
                                            North Point Tower, 7th Floor
                                            1001 Lakeside Avenue
                                            Cleveland, Ohio  44114-1195
                                            Mr. John Chichester, President
                                            Fax No. (216) 875-4339

                  with copies to:           Hahn Loeser & Parks LLP
                                            3300 BP Tower
                                            200 Public Square
                                            Cleveland, Ohio  44114-2301
                                            Attn:  F. Ronald O'Keefe, Esq.
                                            Fax No. (216) 241-2824

                  If to Agent:              FOOTHILL CAPITAL CORPORATION
                                            11111 Santa Monica Boulevard
                                            Suite 1500
                                            Los Angeles, California  90025-3333
                                            Attn: Business Finance Division
                                            Manager
                                            Fax No. 310.478.9788

                  with copies to:           BROBECK, PHLEGER & HARRISON LLP
                                            550 South Hope Street
                                            Los Angeles, California 90071
                                            Attn: John Francis Hilson, Esq.
                                            Fax No. 213.745.3345

                  The parties hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to all other parties. All notices or demands sent in accordance with this SECTION 12, other than notices by the Lender Group in connection with Sections 9504 or 9505 of the Code, shall be deemed received on the earlier of the date of actual receipt or 3 days after the deposit thereof in the mail. Borrower acknowledges and agrees that notices sent by the Lender Group in connection with Sections 9504 or 9505 of the Code shall be deemed sent when deposited in the mail or personally delivered, or, where permitted by law, transmitted by telefacsimile or other similar method set forth above.

13.      CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER.

                  THE VALIDITY OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (UNLESS EXPRESSLY PROVIDED TO THE CONTRARY IN ANOTHER LOAN DOCUMENT IN RESPECT OF SUCH OTHER LOAN DOCUMENT), THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF AND THEREOF, AND THE RIGHTS OF THE PARTIES HERETO AND THERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR THEREUNDER OR RELATED HERETO OR THERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                  THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE REQUIRED LENDERS' OPTION, IN THE COURTS OF ANY JURISDICTION WHERE THE REQUIRED LENDERS ELECT TO BRING SUCH ACTION OR WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. BORROWER AND THE LENDER GROUP WAIVE, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 13.

                  BORROWER AND THE LENDER GROUP HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. BORROWER AND THE LENDER GROUP REPRESENT THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

14. ASSIGNMENTS AND PARTICIPATIONS; SUCCESSORS.

         14.1 ASSIGNMENTS AND PARTICIPATIONS.

         (a) Any Lender may, with the written consent of Agent, assign and delegate to one or more assignees (provided that no written consent of Agent shall be required in connection with any assignment and delegation by a Lender to an Eligible Transferee) (each an "ASSIGNEE") all, or any ratable part of all, of the Obligations, the

Commitments and the other rights and obligations of such Lender hereunder and under the other Loan Documents, in a minimum amount of $5,000,000 except that such minimum amount shall not apply to Affiliates of Lenders; provided, however, that Borrower and Agent may continue to deal solely and directly with such Lender in connection with the interest so assigned to an Assignee until (i) written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee, shall have been given to Borrower and Agent by such Lender and the Assignee; (ii) such Lender and its Assignee shall have delivered to Borrower and Agent an Assignment and Acceptance in form and substance satisfactory to Agent; and (iii) the assignor Lender or Assignee has paid to Agent for Agent's sole and separate account a processing fee in the amount of $2,500. Anything contained herein to the contrary notwithstanding, the consent of Agent shall not be required (and payment of any fees shall not be required) if such assignment is in connection with any merger, consolidation, sale, transfer, or other disposition of all or any substantial portion of the business or loan portfolio of such Lender.

                  (b) From and after the date that Agent notifies the assignor Lender (with a copy to Agent) that it has received an executed Assignment and Acceptance and payment of the above-referenced processing fee, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Lender under the Loan Documents, and (ii) the assignor Lender shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (except with respect to SECTION 11.3 hereof) and be released from its obligations under this Agreement (and in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement and the other Loan Documents, such Lender shall cease to be a party hereto and thereto), and such assignment shall effect a novation between Borrower and the Assignee.

                  (c) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the Assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (1) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document furnished pursuant hereto; (2) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of Borrower or the performance or observance by Borrower of any of its obligations under this Agreement or any other Loan Document furnished pursuant hereto; (3) such Assignee confirms that it has received a copy of this Agreement, together with such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (4) such Assignee will, independently and without reliance upon Agent, such assigning Lender or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (5) such Assignee appoints and authorizes Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to Agent, by the terms hereof, together with such powers as are reasonably incidental thereto; and (6) such Assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

                  (d) Immediately upon each Assignee's making its processing fee payment under the Assignment and Acceptance and receipt and acknowledgment by Agent of such fully executed Assignment and Acceptance, this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Commitments arising therefrom. The Commitment allocated to each Assignee shall reduce such Commitments of the assigning Lender pro tanto.

                  (e) Any Lender may at any time, with the written consent of Agent, sell to one or more commercial banks, financial institutions, or other Persons not Affiliates of such Lender (a "PARTICIPANT") participating interests in the Obligations, the Commitment, and the other rights and interests of that Lender (the "ORIGINATING LENDER") hereunder and under the other Loan Documents (provided that no written consent of Agent shall be required in connection with any sale of any such participating interests by a Lender to an Eligible Transferee); provided, however, that (i) the Originating Lender's obligations under this Agreement shall remain unchanged, (ii) the Originating Lender shall remain solely responsible for the performance of such obligations, (iii) Borrower, Agent, and Agent shall continue to deal solely and directly with the Originating Lender in connection with the Originating Lender's rights and obligations under this Agreement and the other Loan Documents, (iv) no Lender shall transfer or grant any participating interest under which the Participant has the right to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, except to the extent such amendment to, or consent or waiver with respect to this Agreement or of any other Loan Document would (A) extend the final maturity date of the Obligations hereunder in which such Participant is participating; (B) reduce the interest rate applicable to the Obligations hereunder in which such Participant is participating; (C) release all or a material portion of the Collateral or guaranties (except to the extent expressly provided herein or in any of the Loan Documents) supporting the Obligations hereunder in which such Participant is participating; (D) postpone the payment of, or reduce the amount of, the interest or fees payable to such Participant through such Lender; or (E) change the amount or due dates of scheduled principal repayments or prepayments or premiums; and (v) all amounts payable by Borrower hereunder shall be determined as if such Lender had not sold such participation; except that, if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement. The rights of any Participant only shall be derivative through the Originating Lender with whom such

Participant participates and no Participant shall have any direct rights as to the other Lenders, Agent, Borrower, the Collections, the Collateral, or otherwise in respect of the Obligations. No Participant shall have the right to participate directly in the making of decisions by the Lenders among themselves.

                  (f) In connection with any such assignment or participation or proposed assignment or participation, a Lender may disclose all documents and information which it now or hereafter may have relating to Borrower or Borrower's business.

                  (g) Any other provision in this Agreement notwithstanding, any Lender may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement in favor of any Federal Reserve Bank in accordance with Regulation A of the Federal Reserve Bank or U.S. Treasury Regulation 31 CFR ss.203.14, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.

         14.2 SUCCESSORS. This Agreement shall bind and inure to the benefit of the respective successors and assigns of each of the parties; PROVIDED, HOWEVER, that Borrower may not assign this Agreement or any rights or duties hereunder without the Lenders' prior written consent and any prohibited assignment shall be absolutely void ab initio. No consent to assignment by the Lenders shall release Borrower from its Obligations. A Lender may assign this Agreement and the other Loan Documents and its rights and duties hereunder and thereunder pursuant to SECTION 14.1 hereof and, except as expressly required pursuant to
SECTION 14.1 hereof, no consent or approval by Borrower is required in connection with any such assignment.

15.      AMENDMENTS; WAIVERS.

         15.1 AMENDMENTS AND WAIVERS. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by Borrower therefrom, shall be effective unless the same shall be in writing and signed by the Required Lenders (or by Agent at the written request of the Required Lenders) and Borrower and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; PROVIDED, HOWEVER, that no such waiver, amendment, or consent shall, unless in writing and signed by all the Lenders and Borrower and acknowledged by Agent, do any of the following:

                  (a) increase or extend the Commitment of any Lender;

                  (b) postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document;

                  (c) reduce the principal of, or the rate of interest specified herein on any Loan, or any fees or other amounts payable hereunder or under any other Loan Document;

                  (d) change the percentage of the Commitments that is required for the Lenders or any of them to take any action hereunder;

                  (e) amend this Section or any provision of the Agreement providing for consent or other action by all Lenders;

                  (f) release Collateral other than as permitted by SECTION
16.12;

                  (g) change the definition of "Required Lenders";

                  (h) release Borrower from any Obligation for the payment of money; or

                  (i) amend any of the provisions of SECTION 16.

and, provided further, however, that no amendment, waiver or consent shall, unless in writing and signed by Agent, affect the rights or duties of Agent under this Agreement or any other Loan Document. The foregoing notwithstanding, any amendment, modification, waiver, consent, termination, or release of or with respect to any provision of this Agreement or any other Loan Document that relates only to the relationship of the Lender Group among themselves, and that does not affect the rights or obligations of Borrower, shall not require consent by or the agreement of Borrower.

         15.2 NO WAIVERS; CUMULATIVE REMEDIES. No failure by Agent or any Lender to exercise any right, remedy, or option under this Agreement, any other Loan Document, or any present or future supplement hereto or thereto, or in any other agreement between or among Borrower and Agent or any Lender, or delay by Agent or any Lender in exercising the same, will operate as a waiver thereof. No waiver by Agent or any Lender will be effective unless it is in writing, and then only to the extent specifically stated. No waiver by Agent or the Lenders on any occasion shall affect or diminish Agent's and each Lender's rights thereafter to require strict performance by Borrower of any provision of this Agreement. Agent's and each Lender's rights under this Agreement and the other Loan Documents will be cumulative and not exclusive of any other right or remedy which Agent or any Lender may have.

16. AGENT; THE LENDER GROUP.

         16.1 APPOINTMENT AND AUTHORIZATION OF AGENT. Each Lender hereby designates and appoints Foothill as its agent under this Agreement and the other Loan Documents and each Lender hereby irrevocably authorizes Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to Agent by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Agent agrees to act as such on the express conditions contained in this SECTION 16. The provisions of this SECTION 16 are solely for the benefit of Agent, and the Lenders, and Borrower shall have no rights as a third party beneficiary of any of the provisions contained herein; provided, however, that certain of the provisions of SECTION 16.10 hereof also shall be for the benefit of Borrower. Any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document notwithstanding, Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall Agent have or be deemed to have any fiduciary relationship with each other or any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against Agent; it being expressly understood and agreed that the use of the word "Agent" is for convenience only, that Foothill is merely the representatives of the Lenders, and has only the contractual duties set forth herein. Except as expressly otherwise provided in this Agreement, Agent shall have and may use its sole discretion with respect to exercising or refraining from exercising any discretionary rights or taking or refraining from taking any actions which Agent is expressly entitled to take or assert under or pursuant to this Agreement and the other Loan Documents. Without limiting the generality of the foregoing, or of any other provision of the Loan Documents that provides rights or powers to Agent, Lenders agree that Agent shall have the right to exercise the following powers as long as this Agreement remains in effect: (a) maintain, in accordance with its customary business practices, ledgers and records reflecting the status of the Advances, the Collateral, the Collections, and related matters; (b) execute or file any and all financing or similar statements or notices, amendments, renewals, supplements, documents, instruments, proofs of claim, notices and other written agreements with respect to the Loan Documents; (c) make Advances, for itself or on behalf of Lenders as provided in the Loan Documents; (d) exclusively receive, apply, and distribute the Collections as provided in the Loan Documents; (e) open and maintain such bank accounts and lock boxes as Agent deems necessary and appropriate in accordance with the Loan Documents for the foregoing purposes with respect to the Collateral and the Collections; (f) perform, exercise, and enforce any and all other rights and remedies of the Lender Group with respect to Borrower, the Obligations, the Collateral, the Collections, or otherwise related to any of same as provided in the Loan Documents; and (g) incur and pay such Lender Group Expenses as Agent may deem necessary or appropriate for the performance and fulfillment of its functions and powers pursuant to the Loan Documents.

         16.2 DELEGATION OF DUTIES. Except as otherwise provided in this section, Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects as long as such selection was made in compliance with this section and without gross negligence or willful misconduct.

         16.3 LIABILITY OF AGENT. None of the Agent-Related Persons shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of the Lenders for any recital, statement, representation or warranty made by Borrower or any Subsidiary or Affiliate of Borrower, or any officer or director thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of Borrower or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the Books or properties of Borrower or the books or records or properties of any of Borrower's Subsidiaries or Affiliates.

         16.4 RELIANCE BY AGENT. Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent, or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to Borrower or counsel to any Lender), independent accountants and other experts selected by Agent. Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless Agent shall first receive such advice or concurrence of the Lenders as it deems appropriate and until such instructions are received, Agent shall act, or refrain from acting, as it deems advisable. If Agent so requests, it shall first be indemnified to its reasonable satisfaction by Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Lenders and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders.

         16.5 NOTICE OF DEFAULT OR EVENT OF DEFAULT. Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest, fees, and expenses required to be paid to Agent for the account of the Lenders, except with respect to Events of Default of which Agent has actual knowledge, unless Agent shall have received written notice from a Lender or Borrower referring to this Agreement, describing such Default or Event of Default, and stating that such notice is a "notice of default." Agent promptly will notify the Lenders of its receipt of any such notice or of any Event of Default of which Agent has actual knowledge. If any Lender obtains actual knowledge of any Event of Default, such Lender promptly shall notify the other Lenders and Agent of such Event of Default. Each Lender shall be solely responsible for giving any notices to its Participants, if any. Subject to SECTION 16.4, Agent shall take such action with respect to such Default or Event of Default as may be requested by the Required Lenders in accordance with SECTION 9; provided, however, that unless and until Agent has received any such request, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable.

         16.6 CREDIT DECISION. Each Lender acknowledges that none of the Agent-Related Persons has made any representation or warranty to it, and that no act by Agent hereinafter taken, including any review of the affairs of Borrower and its Subsidiaries or Affiliates, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender. Each Lender represents to Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of Borrower and any other Person (other than the Lender Group) party to a Loan Document, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to Borrower. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of Borrower and any other Person (other than the Lender Group) party to a Loan Document. Except for notices, reports and other documents expressly herein required to be furnished to the Lenders by Agent, Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of Borrower and any other Person party to a Loan Document that may come into the possession of any of the Agent-Related Persons.

         16.7 COSTS AND EXPENSES; INDEMNIFICATION. Agent may incur and pay Lender Group Expenses to the extent Agent reasonably deems necessary or appropriate for the performance and fulfillment of its functions, powers, and obligations pursuant to the Loan Documents, including without limiting the generality of the foregoing, court costs, reasonable attorneys fees and expenses, costs of collection by outside collection agencies and auctioneer fees and costs of security guards or insurance premiums paid to maintain the Collateral, whether or not Borrower is obligated to reimburse Agent or Lenders for such expenses pursuant to the Loan Agreement or otherwise. Agent is authorized and directed to deduct and retain sufficient amounts from Collections to reimburse Agent for such out-of-pocket costs and expenses prior to the distribution of any amounts to Lenders. In the event Agent is not reimbursed for such costs and expenses from Collections, each Lender hereby agrees that it is and shall be obligated to pay to or reimburse Agent for the amount of such Lender's Pro Rata Share thereof. Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand the Agent-Related Persons (to the extent not reimbursed by or on behalf of Borrower and without limiting the obligation of Borrower to do so), according to their Pro Rata Shares, from and against any and all Indemnified Liabilities; provided, however, that no Lender shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities resulting solely from such Person's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender shall reimburse Agent upon demand for such Lender's ratable share of any costs or out-of-pocket expenses (including attorneys fees and expenses) incurred by

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Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that Agent is not reimbursed for such expenses by or on behalf of Borrower. The undertaking in this section shall survive the payment of all Obligations hereunder and the resignation or replacement of Agent.

         16.8 AGENT IN INDIVIDUAL CAPACITY. Foothill and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with Borrower and its Subsidiaries and Affiliates and any other Person (other than the Lender Group) party to any Loan Documents as though Foothill were not Agent hereunder, and, in each case, without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, Foothill or its Affiliates may receive information regarding Borrower or its Affiliates and any other Person (other than the Lender Group) party to any Loan Documents that is subject to confidentiality obligations in favor of Borrower or such other Person and that prohibit the disclosure of such information to the Lenders, and the Lenders acknowledge that, in such circumstances (and in the absence of a waiver of such confidentiality obligations, which waiver Agent will use its reasonable best efforts to obtain), Agent shall not be under any obligation to provide such information to them. The terms "Lender" and "Lenders" include Foothill in its individual capacity.

         16.9 SUCCESSOR AGENT. Agent may resign as Agent upon 45 days notice to the Lenders. If Agent resigns under this Agreement, the Required Lenders shall appoint a successor Agent for the Lenders. If no successor Agent is appointed prior to the effective date of the resignation of Agent, Agent may appoint, after consulting with the Lenders, a successor Agent. If Agent has materially breached or failed to perform any material provision of this Agreement or of applicable law, the Required Lenders may agree in writing to remove and replace Agent with a successor Agent from among the Lenders. In any such event, upon the acceptance of its appointment as successor Agent hereunder, such successor Agent shall succeed to all the rights, powers and duties of the retiring Agent and the term "Agent" shall mean such successor Agent and the retiring Agent's appointment, powers and duties as Agent shall be terminated. After any retiring Agent's resignation hereunder as Agent, the provisions of this SECTION 16 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement. If no successor Agent has accepted appointment as Agent by the date which is 45 days following a retiring Agent's notice of resignation, the retiring Agent's resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of Agent hereunder until such time, if any, as the Lenders appoint a successor Agent as provided for above.

         16.10 LENDER IN INDIVIDUAL CAPACITY. Any Lender and its respective Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with Borrower and its Subsidiaries and Affiliates and any other Person (other than the Lender Group) party to any Loan Documents as though such Lender were not the agent of Agent hereunder without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, such Lender and its respective Affiliates may receive information regarding Borrower or its Affiliates and any other Person (other than the Lender Group) party to any Loan Documents that is subject to confidentiality obligations in favor of Borrower or such other Person and that prohibit the disclosure of such information to the Lenders, and the Lenders acknowledge that, in such circumstances (and in the absence of a waiver of such confidentiality obligations, which waiver such Lender will use its reasonable best efforts to obtain), such Lender shall not be under any obligation to provide such information to them. With respect to the Swing Loans and Agent Advances, Swing Lender shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not the sub-agent of the Agent.

         16.11 WITHHOLDING TAX.

                  (a) If any Lender is a "foreign corporation, partnership or trust" within the meaning of the IRC and such Lender claims exemption from, or a reduction of, U.S. withholding tax under Sections 1441 or 1442 of the IRC, such Lender agrees with and in favor of Agent and Borrower, to deliver to Agent and
Borrower:

                  (i) if such Lender claims an exemption from, or a reduction of, withholding tax under a United States tax treaty, properly completed IRS Forms 1001 and W-8 before the payment of any interest in the first calendar year and before the payment of any interest in each third succeeding calendar year during which interest may be paid under this Agreement;

                  (ii) if such Lender claims that interest paid under this Agreement is exempt from United States withholding tax because it is effectively connected with a United States trade or business of such Lender, two properly completed and executed copies of IRS Form 4224 before the payment of any interest is due in the first taxable year of such Lender and in each succeeding taxable year of such Lender during which interest may be paid under this Agreement, and IRS Form W-9; and

                  (iii) such other form or forms as may be required under the IRC or other laws of the United States as a condition to exemption from, or reduction of, United States withholding tax.

Such Lender agrees promptly to notify Agent and Borrower of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

                  (b) If any Lender claims exemption from, or reduction of, withholding tax under a United States tax treaty by providing IRS Form 1001 and such Lender sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of Borrower to such Lender, such Lender agrees to notify Agent of the percentage amount in which it is no longer the beneficial owner of Obligations of Borrower to such Lender. To the extent of such percentage amount, Agent will treat such Lender's IRS Form 1001 as no longer valid.

                  (c) If any Lender claiming exemption from United States withholding tax by filing IRS Form 4224 with Agent sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of Borrower to such Lender, such Lender agrees to undertake sole responsibility for complying with the withholding tax requirements imposed by Sections 1441 and 1442 of the IRC.

                  (d) If any Lender is entitled to a reduction in the applicable withholding tax, Agent may withhold from any interest payment to such Lender an amount equivalent to the applicable withholding tax after taking into account such reduction. If the forms or other documentation required by subsection (a) of this Section are not delivered to Agent, then Agent may withhold from any interest payment to such Lender not providing such forms or other documentation an amount equivalent to the applicable withholding tax.

                  (e) If the IRS or any other Governmental Authority of the United States or other jurisdiction asserts a claim that Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered, was not properly executed, or because such Lender failed to notify Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Lender shall indemnify Agent fully for all amounts paid, directly or indirectly, by Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to Agent under this Section, together with all costs and expenses (including attorneys fees and expenses). The obligation of the Lenders under this subsection shall survive the payment of all Obligations and the resignation or replacement of Agent.

         16.12 COLLATERAL MATTERS.

                  (a) The Lenders hereby irrevocably authorize Agent, at its option and in its sole discretion, to release any Lien on any Collateral (i) upon the termination of the Commitments and payment and satisfaction in full by Borrower of all Obligations other than Post-Termination Obligations; (ii) constituting property being sold or disposed of if a release is required or desirable in connection therewith and if Borrower certifies to Agent that the sale or disposition is permitted under SECTION 7.4 of this Agreement or the other Loan Documents (and Agent may rely conclusively on any such certificate, without further inquiry); (iii) constituting property in which Borrower owned no interest at the time the security interest was granted or at any time thereafter; or (iv) constituting property leased to Borrower under a lease that has expired or is terminated in a transaction permitted under this Agreement. Except as provided above, Agent will not execute and deliver a release of any Lien on any Collateral without the prior written authorization of (y) if the release is of all or a



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

material portion of the Collateral, all of the Lenders, or (z) otherwise, the Required Lenders. Upon request by Agent or Borrower at any time, the Lenders will confirm in writing Agent's authority to release any such Liens on particular types or items of Collateral pursuant to this SECTION 16.12; provided, however, that (1) Agent shall not be required to execute any document necessary to evidence such release on terms that, in Agent's opinion, would expose Agent to liability or create any obligation or entail any consequence other than the release of such Lien without recourse, representation, or warranty, and (2) such release shall not in any manner discharge, affect, or impair the Obligations or any Liens (other than those expressly being released) upon (or obligations of Borrower in respect of) all interests retained by Borrower, including, the proceeds of any sale, all of which shall continue to constitute part of the Collateral.

                  (b) Agent shall have no obligation whatsoever to any of the Lenders to assure that the Collateral exists or is owned by Borrower or is cared for, protected, or insured or has been encumbered, or that the Agent's Liens have been properly or sufficiently or lawfully created, perfected, protected, or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to Agent pursuant to any of the Loan Documents, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, subject to the terms and conditions contained herein, Agent may act in any manner it may deem appropriate, in its sole discretion given Agent's own interest in the Collateral in its capacity as one of the Lenders and that Agent shall have no other duty or liability whatsoever to any Lender as to any of the foregoing, except as otherwise provided herein.

         16.13 RESTRICTIONS ON ACTIONS BY LENDERS; SHARING OF PAYMENTS.

                  (a) Each of the Lenders agrees that it shall not, without the express consent of Agent, and that it shall, to the extent it is lawfully entitled to do so, upon the request of Agent, set off against the Obligations, any amounts owing by such Lender to Borrower or any accounts of Borrower now or hereafter maintained with such Lender. Each of the Lenders further agrees that it shall not, unless specifically requested to do so by Agent, take or cause to be taken any action, including, the commencement of any legal or equitable proceedings, to foreclose any Lien on, or otherwise enforce any security interest in, any of the Collateral the purpose of which is, or could be, to give such Lender any preference or priority against the other Lenders with respect to the Collateral.

                  (b) If, at any time or times any Lender shall receive (i) by payment, foreclosure, setoff or otherwise, any proceeds of Collateral or any payments with respect to the Obligations arising under, or relating to, this Agreement or the other Loan Documents, except for any such proceeds or payments received by such Lender from Agent pursuant to the terms of this Agreement, or
(ii) payments from Agent in excess of such Lender's ratable portion of all such distributions by Agent, such Lender promptly shall (1) turn the same over to Agent, in kind, and with such endorsements as may be required to negotiate the same to Agent, or in same day funds, as applicable, for the account of all of the Lenders and for application to the Obligations in accordance with the applicable provisions of this Agreement, or (2) purchase, without recourse or warranty, an undivided interest and participation in the Obligations owed to the other Lenders so that such excess payment received shall be applied ratably as among the Lenders in accordance with their Pro Rata Shares; provided, however, that if all or part of such excess payment received by the purchasing party is thereafter recovered from it, those purchases of participations shall be rescinded in whole or in part, as applicable, and the applicable portion of the purchase price paid therefor shall be returned to such purchasing party, but without interest except to the extent that such purchasing party is required to pay interest in connection with the recovery of the excess payment.

         16.14 AGENCY FOR PERFECTION. Agent and each Lender hereby appoints each other Lender as agent for the purpose of perfecting the Agent's Liens in assets which, in accordance with Article 9 of the Code can be perfected only by possession. Should any Lender obtain possession of any such Collateral, such Lender shall notify Agent thereof, and, promptly upon Agent's request therefor shall deliver such Collateral to Agent or in accordance with Agent's instructions.

         16.15 PAYMENTS BY AGENT TO THE LENDERS. All payments to be made by Agent to the Lenders shall be made by bank wire transfer or internal transfer of immediately available funds pursuant to such wire transfer instructions as each party may designate for itself by written notice to Agent. Concurrently with each such payment, Agent shall identify whether such payment (or any portion thereof) represents principal, premium or interest on Advances or otherwise.

         16.16 CONCERNING THE COLLATERAL AND RELATED LOAN DOCUMENTS. Each member of the Lender Group authorizes and directs Agent to enter into this Agreement and the other Loan Documents relating to the Collateral, for the benefit of the Lender Group. Each member of the Lender Group agrees that any action taken by Agent or all Lenders, as applicable, in accordance with the terms of this Agreement or the other Loan Documents relating to the Collateral and the exercise by Agent or all Lenders, as applicable, of their respective powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of the Lenders.

         16.17 FIELD AUDITS AND EXAMINATION REPORTS; CONFIDENTIALITY; DISCLAIMERS BY LENDERS; OTHER REPORTS AND INFORMATION.

               By signing this Agreement, each Lender:

                  (a) is deemed to have requested that Agent furnish such Lender, promptly after it becomes available, a copy of each field audit or examination report (each a "REPORT" and collectively, "REPORTS") prepared by Agent, and Agent shall so furnish each Lender with such Reports;

                  (b) expressly agrees and acknowledges that Agent does not (i) make any representation or warranty as to the accuracy of any Report, and (ii) shall not be liable for any information contained in any Report;

                  (c) expressly agrees and acknowledges that the Reports are not comprehensive audits or examinations, that Agent or other party performing any audit or examination will inspect only specific information regarding Borrower and will rely significantly upon the Books, as well as on representations of Borrower's personnel;

                  (d) agrees to keep all Reports and other material, non-public information regarding Borrower and its Subsidiaries and their operations, assets, and existing and contemplated business plans in a confidential manner; it being understood and agreed by Borrower that in any event such Lender may make disclosures (a) to counsel for and other advisors, accountants, and auditors to such Lender, (b) reasonably required by any bona fide potential or actual Assignee, transferee, or Participant in connection with any contemplated or actual assignment or transfer by such Lender of an interest herein or any participation interest in such Lender's rights hereunder, provided that potential or actual Assignee, transferee or Participant agrees to be subject to the same confidentiality provisions as Lender, (c) of information that has become public by disclosures made by Persons other than such Lender, its Affiliates, assignees, transferees, or participants, or (d) as required or requested by any court, governmental or administrative agency, pursuant to any subpoena or other legal process, or by any law, statute, regulation, or court order; provided, however, that, unless prohibited by applicable law, statute, regulation, or court order, such Lender shall notify Borrower of any request by any court, governmental or administrative agency, or pursuant to any subpoena or other legal process for disclosure of any such non-public material information concurrent with, or where practicable, prior to the disclosure thereof; and

                  (e) without limiting the generality of any other indemnification provision contained in this Agreement, agrees: (i) to hold Agent and any such other Lender preparing a Report harmless from any action the indemnifying Lender may take or conclusion the indemnifying Lender may reach or draw from any Report in connection with any loans or other credit accommodations that the indemnifying Lender has made or may make to Borrower, or the indemnifying Lender's participation in, or the indemnifying Lender's purchase of, a loan or loans of Borrower; and (ii) to pay and protect, and indemnify, defend and hold Agent, and any such other Lender preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses and other amounts (including, attorney costs) incurred by Agent and any such other Lender preparing a Report as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender.

In addition to the foregoing: (x) Any Lender may from time to time request of Agent in writing that Agent provide to such Lender a copy of any report or document provided by Borrower to Agent that has not been contemporaneously provided by Borrower to such Lender, and, upon receipt of such request, Agent shall provide a copy of same to such Lender promptly upon receipt thereof from Borrower; (y) To the extent that Agent is entitled, under any provision of the Loan Documents, to request additional reports or information from Borrower, any Lender may, from time to time, reasonably request Agent to exercise such right as specified in such Lender's notice to Agent, whereupon Agent promptly shall request of Borrower the additional reports or information specified by such Lender, and, upon receipt thereof from Borrower, Agent promptly shall provide a copy of same to such Lender; and (z) Any time that Agent renders to Borrower a statement regarding the Loan Account, Agent shall send a copy of such statement to each Lender.

         16.18 SEVERAL OBLIGATIONS; NO LIABILITY. Notwithstanding that certain of the Loan Documents now or hereafter may have been or will be executed only by or in favor of Agent in its capacity as such, and not by or in favor of the Lenders, any and all obligations on the part of Agent (if any) to make any credit available hereunder shall constitute the several (and not joint) obligations of the respective Lenders on a ratable basis, according to their respective Commitments, to make an amount of such credit not to exceed, in principal amount, at any one time outstanding, the amount of their respective Commitments. Nothing contained herein shall confer upon any Lender any interest in, or subject any Lender to any liability for, or in respect of, the business, assets, profits, losses, or liabilities of any other Lender. Each Lender shall be solely responsible for notifying its Participants of any matters relating to the Loan Documents to the extent any such notice may be required, and no Lender shall have any obligation, duty, or liability to any Participant of any other Lender. Except as provided in SECTION 16.7, no member of the Lender Group shall have any liability for the acts of any other member of the Lender Group. No Lender shall be responsible to Borrower or any other Person for any failure by any other Lender to fulfill its obligations to make credit available hereunder, nor to advance for it or on its behalf in connection with its Commitment, nor to take any other action on its behalf hereunder or in connection with the financing contemplated herein.

         16.19 LEGAL REPRESENTATION OF AGENT. In connection with the negotiation, drafting, and execution of this Agreement and the other Loan Documents, or in connection with future legal representation relating to loan administration, amendments, modifications, waivers, or enforcement of remedies, Brobeck, Phleger & Harrison LLP ("BROBECK") only has represented and only shall represent Foothill in its capacity as Agent and as a Lender. Each other Lender hereby acknowledges that Brobeck does not represent any other Lender in connection with any such matters.

17. GENERAL PROVISIONS.

         17.1 EFFECTIVENESS. This Agreement shall be binding and deemed effective when executed by Borrower and each member of the Lender Group whose signature is provided for on the signature pages hereof.

         17.2 SECTION HEADINGS. Headings and numbers have been set forth herein for convenience only. Unless the contrary is compelled by the context, everything contained in each section applies equally to this entire Agreement.

         17.3 INTERPRETATION. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against the Lender Group or Borrower, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of all parties hereto.

         17.4 SEVERABILITY OF PROVISIONS. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

         17.5 AMENDMENTS IN WRITING. This Agreement can only be amended by a writing signed by Agent, the Required Lenders, and Borrower.

         17.6 COUNTERPARTS; TELEFACSIMILE EXECUTION. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement. Delivery of an executed counterpart of this Agreement by telefacsimile shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telefacsimile also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement. The foregoing shall apply to each other Loan Document mutatis mutandis.

         17.7 [INTENTIONALLY OMITTED].

         17.8 INTEGRATION. This Agreement, together with the other Loan Documents, reflects the entire understanding of the parties with respect to the transactions contemplated hereby and shall not be contradicted or qualified by any other agreement, oral or written, before the date hereof.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.


                                    PHONETEL TECHNOLOGIES, INC.,
                                    an Ohio corporation

                                    By: /s/ John D. Chichester
                                       -----------------------------------------
                                    Title: PRESIDENT AND CHIEF EXECUTIVE OFFICER


                                    CHEROKEE COMMUNICATIONS, INC.,
                                    a Texas corporation

                                    By: /s/ John D. Chichester
                                       -----------------------------------------
                                    Title: PRESIDENT


                                    FOOTHILL CAPITAL CORPORATION,
                                    a California corporation

                                    By: /s/ Thomas Sigurdson
                                       -----------------------------------------
                                    Title: VICE PRESIDENT


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